UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Verint Systems Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERINT SYSTEMS INC.

330 South Service Road

Melville, New York 11747

Notice of Annual Meeting of Stockholders

TO BE HELD ON JULY 27, 2004

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of VERINT SYSTEMS INC. (the “Company”) will be held at the Hilton Huntington, 598 Broadhollow Road, Melville, New York 11747, on Tuesday, July 27, 2004, commencing at 11:00 A.M. (local time) for the following purposes:

1. ELECTION OF DIRECTORS. To elect thirteen directors who will serve as the Board of Directors of the Company until the next annual meeting of stockholders and the election of their qualified successors.

2. ADOPTION OF THE VERINT SYSTEMS INC. 2004 STOCK INCENTIVE COMPENSATION PLAN. To consider and vote upon a proposal to adopt the Company’s 2004 Stock Incentive Compensation Plan, under which up to 3,000,000 shares of the Company’s Common Stock, par value $.001 per share, may be issued as equity-based compensation to employees, directors and consultants of the Company and its subsidiaries and affiliates.

3. RATIFICATION OF INDEPENDENT AUDITORS. To consider and act upon a proposal to ratify the engagement of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2005.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only those stockholders of record at the close of business on June 9, 2004 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

A copy of the Company’s Annual Report to Stockholders for the year ended January 31, 2004 accompanies this Notice of Meeting.

By Order of the Board of Directors,

Dan Bodner Chief Executive Officer and President

May 25, 2004

ATTENDANCE AT THE ANNUAL MEETING BY HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK, APPEARING IN PERSON OR REPRESENTED BY PROXY, IS NECESSARY TO CONSTITUTE A QUORUM. YOUR ATTENDANCE IS IMPORTANT AND APPRECIATED. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD. YOUR PROXY MAY BE REVOKED IN YOUR DISCRETION AT ANY TIME BEFORE THE SHARES ARE VOTED.

VERINT SYSTEMS INC.

330 South Service Road

Melville, New York 11747

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 27, 2004

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Verint Systems Inc., a Delaware corporation (“Verint” or the “Company”), for use at the Annual Meeting of the Stockholders of the Company to be held on Tuesday, July 27, 2004 or any adjournment thereof (the “Annual Meeting”), and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. These proxy solicitation materials are first sent or given on or about June 17, 2004 to stockholders entitled to vote at the Annual Meeting.

Record Date and Share Ownership

Only stockholders of record at the close of business on June 9, 2004, will be entitled to vote at the annual meeting (“Record Date”). As of the close of business on May 24, 2004, there were 30,627,259 shares of Common Stock outstanding. A majority of the shares of Common Stock outstanding on the Record Date must be present in person or by proxy to have a quorum for transaction of business at the Annual Meeting. Each holder of shares of Common Stock outstanding on the Record Date is entitled to one vote, for each such share held, on each matter of business to be submitted to a vote at the Annual Meeting.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to these shares and we will send our proxy materials to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to the Company, or to vote in person at the Annual Meeting. The Company has enclosed a proxy card for you to use. If you choose to vote in person at the Annual Meeting, we recommend that you bring the enclosed proxy card or other form of identification. Even if you plan to attend, however, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if for some reason you ultimately are unable to attend.

If your shares are held on your behalf in a stock brokerage account, or by a bank or other financial institution serving as your nominee, you are considered the beneficial owner of shares that you hold in “street name.” Your broker, bank or other nominee is considered the recordholder of your shares entitled to vote. However, as beneficial owner of your stock you have the right to instruct your broker, bank or other nominee on how to vote your shares. Please note that you may not vote your shares in person at the Annual Meeting without a proxy from your broker, bank or other nominee, although you are welcome to attend. You will receive our proxy materials and a voting instruction form from your broker, bank or other nominee, and you should return your voting instructions to that firm as soon as possible to ensure that your vote “counts.”

Submitting and Revoking Your Proxy; How Your Proxy Will be Voted

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your directions. If you submit a signed proxy card but do not fill out the voting instructions on that card, the persons named on the card as proxies will vote the shares represented by your proxy as follows, unless you later revoke your proxy according to the procedures discussed below:

•	For the election of director nominees, as set forth in “Proposal No. 1—Election of Directors.”

•	For adoption of the Company’s 2004 Stock Incentive Compensation Plan, as set forth in “Proposal No. 2—Adoption of the Verint Systems Inc. 2004 Stock Incentive Compensation Plan.”

•	For ratification of the independent auditors, as set forth in “Proposal No. 3—Ratification of Independent Auditors.”

As noted above, we need a quorum to conduct business at the Annual Meeting, which consists of a majority of the shares of Common Stock voted in person or by proxy. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of election appointed for that meeting, who will determine whether a quorum is present.

In addition, if matters other than Proposal Nos. 1 through 3 are properly presented for voting at the Annual Meeting, the persons named as proxies on the Company’s proxy card will vote on such matters in their best judgment. We have not received notice of any other matters that may properly be presented for voting at the Annual Meeting.

Any proxy submitted pursuant to this solicitation may be revoked by the person giving it at any time before the Annual Meeting is adjourned on July 27, 2004, by: (1) delivering to the Company a later-dated proxy by mail (to 330 South Service Road, Melville, NY 11747) or facsimile (to 631-962-9300), each marked to the attention of the Company’s General Counsel, Peter Fante; or (2) in person, by attending and voting at the Annual Meeting. If you hold shares through a broker, bank or other nominee, you must contact that firm to revoke any prior voting instructions you may have given so that the firm in turn can submit another proxy reflecting your change in instructions.

Solicitation and Voting Procedures; How Votes Will be Counted

The solicitation of proxies will be conducted primarily by mail, and the Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Company’s Common Stock, par value $.001 per share (the “Common Stock”). The Company has retained American Stock Transfer & Trust Company to aid in the distribution of the proxy materials and the Company will bear all attendant costs. In addition to the solicitation of proxies by mail, the Company may solicit proxies by personal interview, telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each of the three matters submitted to a vote. The 13 nominees for election to the board of directors who receive the most votes “For” election will be elected to serve as directors. Adoption of the Company’s 2004 Stock Incentive Compensation Plan and ratification of the Company’s independent auditors each will require an affirmative vote of the majority of the shares of Common Stock present or represented at the Annual Meeting.

With respect to the election of directors, you may vote “For” all of the nominees or your vote may be “Withheld” as to one or more nominees. Because directors need only be elected by a plurality of the vote, a “Withheld” vote will not affect whether a particular nominee has received sufficient votes to be elected.

For the proposed adoption of the Company’s 2004 Stock Incentive Compensation Plan and the ratification of the Company’s independent auditors, you may vote “For,” “Against,” or “Abstain.” An “Abstain” vote on either of these matters will be counted as a vote “Against” such matter.

If you hold your shares of Common Stock in “street name,” and you do not instruct your broker or bank on how to vote your shares, the firm may exercise so-called “discretionary authority” to vote your shares or leave them unvoted. Depending on whether the particular matter subject to a vote is considered “routine” or “non- routine,” however, your broker or bank may not have the authority to vote your shares without your instruction. In that situation, the shares that cannot be voted by the broker or bank will be treated as “broker non-votes.” Generally speaking, brokers and banks may not vote uninstructed customer shares on matters defined as “non-routine” by the Nasdaq and/or New York Stock Exchange, although they can exercise discretion to vote uninstructed customer shares on matters deemed routine. Shares held by brokers and banks that do not have discretionary authority to vote uninstructed shares on non-routine matters are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a particular matter, but will be counted in determining whether a quorum is present at the Annual Meeting. Accordingly, broker non-votes will have no impact on the calculation of votes on any of the three Proposals submitted, but will be viewed as present for quorum purposes.

Please note that brokers and banks generally cannot vote without instruction the shares owned beneficially by their customers on the non-routine proposal to adopt the Company’s 2004 Stock Incentive Compensation Plan (Proposal No. 2), meaning that uninstructed shares will constitute “broker non-votes” on this matter. However, brokers and banks may exercise discretionary authority to vote uninstructed customer shares with respect to the election of directors (Proposal No. 1) and ratification of independent auditors (Proposal No. 3), both of which are considered “routine” matters. In sum, broker non-votes will have no impact on the approval of any of the three proposals, but will be treated as present for quorum purposes.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information regarding the beneficial ownership of common stock as of January 31, 2004 by:

(1) each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by Verint to own beneficially 5% or more of the common stock;

(2) Verint’s directors and executive officers; and

(3) all directors and executive officers of Verint as a group.

As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any equity security. A person is deemed to be the beneficial owner of securities that he or she has the right to acquire within sixty days from January 31, 2004 through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights which are currently exercisable or exercisable within sixty days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 30,098,732 Common Stock outstanding as of January 31, 2004.

Name of Beneficial Owners	Number of Shares Beneficially Owned(1)		Percentage of Total Shares Outstanding	Number of Options Not Exercisable Within 60 Days After January 31, 2004
Principal Stockholders:
Comverse Technology, Inc. 170 Crossways Park Dr. Woodbury, NY 11797	18,589,023		61.8%	—

Directors and Executive Officers:
Kobi Alexander(2)	475,931	(3)	1.6%	—
Dan Bodner(4)	243,285	(5)	*	198,599
Igal Nissim(6)	101,903	(7)	*	57,807
David Kreinberg(8)	7,094	(9)	*	4,647
William F. Sorin(10)	4,403	(9)	*	4,468
David T. Ledwell	37,016	(9)	*	7,338
Paul D. Baker(11)	4,915	(12)	*	5,935
Paul Robinson(13)	1,223	(9)	*	5,935
Harris T. Oliner(14)	734	(9)	*	5,935
Victor De Marines	9,500	(9)	*	1,500
Kenneth A. Minihan	9,500	(9)	*	1,500
Howard Safir	9,500	(9)	*	1,500
Larry Myers	5,000	(9)	*	3,000
All executive officers and directors as a group (thirteen persons)	910,004	(15)	3.0%	298,164

*	Less than 1%
(1)	Unless otherwise indicated and except pursuant to applicable community property laws, to our knowledge, each person or entity listed in the table above has sole voting and investment power with respect to all ordinary shares listed as owned by such person or entity.
(2)	Mr. Alexander beneficially owns 204,860 shares of Comverse Technology common stock and options to purchase 3,869,248 shares of Comverse Technology common stock exercisable within 60 days after January 31, 2004.
(3)	Mr. Alexander beneficially owns 116,357 shares of our common stock and options to purchase 359,574 shares of our common stock exercisable within 60 days after January 31, 2004.

(4)	Mr. Bodner beneficially owns 35,774 shares of Comverse Technology common stock and options to purchase 46,221 shares of Comverse Technology common stock exercisable within 60 days after January 31, 2004.
(5)	Mr. Bodner beneficially owns 75,900 shares of our common stock and options to purchase 167,385 shares of our common stock exercisable within 60 days after January 31, 2004.
(6)	Mr. Nissim beneficially owns 1,825 shares of Comverse Technology common stock and options to purchase 29,673 shares of Comverse Technology common stock exercisable within 60 days after January 31, 2004.
(7)	Mr. Nissim beneficially owns 16,800 shares of our common stock and options to purchase 85,103 shares of our common stock exercisable within 60 days after January 31, 2004.
(8)	Mr. Kreinberg beneficially owns 70,128 shares of Comverse Technology common stock and options to purchase 98,138 shares of Comverse Technology common stock exercisable within 60 days after January 31, 2004.
(9)	Consists of shares of our common stock issuable upon the exercise of options exercisable within 60 days after January 31, 2004.
(10)	Mr. Sorin beneficially owns options to purchase 140,287 shares of Comverse Technology common stock exercisable within 60 days after January 31, 2004.
(11)	Mr. Baker beneficially owns options to purchase 4,251 shares of Comverse Technology common stock exercisable within 60 days after January 31, 2004.
(12)	Mr. Baker beneficially owns 1,000 shares of our common stock and options to purchase 3,915 shares of our common stock exercisable within 60 days after January 31, 2004.
(13)	Mr. Robinson beneficially owns options to purchase 3,188 shares of Comverse Technology common stock exercisable within 60 days after January 31, 2004.
(14)	Mr. Oliner beneficially owns options to purchase 1,329 shares of Comverse Technology common stock within 60 days after January 31, 2004.
(15)	Consists of 210,057 shares of our common stock and 699,947 shares of our common stock issuable upon the exercise of options exercisable within 60 days after January 31, 2004.

Executive Officers and Directors

The following table sets forth certain information concerning our executive officers and directors:

Name	Age	Position
Executive Officers and Directors:
Kobi Alexander(1)(3)	52	Chairman of the Board of Directors
Dan Bodner(1)	45	President, Chief Executive Officer and Director
Igal Nissim	48	Chief Financial Officer and Director
David T. Ledwell	57	Chief Strategic Officer and Director
William F. Sorin(1)(3)	55	Secretary and Director
Paul D. Baker	45	Director
Victor A. De Marines(2)	67	Director
David Kreinberg(1)(3)	39	Director
Kenneth A. Minihan(2)	60	Director
Larry Myers(2)	65	Director
Harris T. Oliner	32	Director
Paul L. Robinson	37	Director
Howard Safir(2)	62	Director

(1)	Member of the Executive Committee.
(2)	Member of the Audit Committee and Stock Option Committee.
(3)	Member of the Compensation Committee.

Background of Nominees and Executive Officers

Kobi Alexander has served as Chairman of our Board of Directors since February 1994. Mr. Alexander, a founder of Comverse Technology, Inc., has been a director and senior executive officer of Comverse Technology since its formation, serving in the capacities of Chairman of the Board of Directors since September 1986 and Chief Executive Officer since April 1987. Mr. Alexander also serves as director and Chairman of the Board of various subsidiaries of Comverse Technology, including its other principal operating subsidiaries, Comverse, Inc. and Ulticom, Inc. Mr. Alexander received a B.A., magna cum laude, in Economics from the Hebrew University of Jerusalem in 1977, and an M.B.A. in Finance from New York University in 1980.

Dan Bodner is the President, Chief Executive Officer and a director of our company. Mr. Bodner served as our President and/or Chief Executive Officer and director since February 1994. From 1991 to 1998, Mr. Bodner also served as President and Chief Executive Officer of Comverse Government Systems Corp., a former affiliate of ours. Prior to such positions, from 1987 to 1991, Mr. Bodner held various management positions at Comverse Technology. Prior to joining Comverse Technology, Mr. Bodner was employed for two years as Director of Software Development for Contahal Ltd. From 1981 through 1985, Mr. Bodner served in the Israeli Defense Force in an engineering capacity. Mr. Bodner received a B.Sc., cum laude, in Electrical Engineering from the Technion, Israel Institute of Technology, in 1981 and a M.Sc., cum laude, in Telecommunications and Computer Science from Tel Aviv University in 1987.

Igal Nissim has served as our Chief Financial Officer and has been a director since January 1999. Prior to that time, Mr. Nissim was employed by Comverse Technology since 1986, where he served as Chief Financial Officer from 1993 until 1998. Prior to this position, Mr. Nissim served as Chief Financial Officer of Efrat Future Technology Ltd. From 1984 to 1986, Mr. Nissim was employed by Gadot Industrial Enterprises Ltd. as deputy controller, responsible for financial and cost accounting. Mr. Nissim is a Certified Public Accountant in Israel and was employed for four years by Kesselman & Kesselman (now a member of PriceWaterhouseCoopers). Mr. Nissim received a B.A. in Economics and Accounting from the Tel Aviv University in 1981.

David T. Ledwell has been a director since May 2002. Since May 2003, Mr. Ledwell has served as Chief Strategic Officer of the Company. From September 1999 until May 2003, Mr. Ledwell served as the President and Chief Executive Officer of our subsidiary, Loronix. Mr. Ledwell also served as a director of Loronix from September 1999 until July 2000. From 1986 to 1998, Mr. Ledwell served in various senior executive capacities at DH Technology, Inc., a company engaged in the development, marketing, sales and support of transaction and bar code printers and credit card readers. From 1995 to 1998, Mr. Ledwell served as Executive Vice President responsible for several of DH Technology’s subsidiaries and divisions. Prior to 1986, Mr. Ledwell held various management positions with companies in the computer and electronics industries, including Texas Instruments and Datapoint Corporation. Mr. Ledwell holds a B.S. in Electrical Engineering from Colorado State University.

William F. Sorin has served as Secretary of the Company and has been a director since January 1999. Mr. Sorin has served as a director and the Corporate Secretary of Comverse Technology since its formation in October 1984. Mr. Sorin is also a director of Ulticom Inc. Mr. Sorin is an attorney engaged in private practice and is Senior General Counsel to Comverse Technology. Mr. Sorin received a B.A. from Trinity College in 1970 and a J.D., cum laude, from Harvard Law School in 1973.

Paul D. Baker has been a director since May 2002. Mr. Baker also serves as Vice President, Corporate Marketing and Corporate Communications of Comverse Technology, a position he has held since joining Comverse Technology in April 1991. Mr. Baker is also a director of Ulticom. Mr. Baker held various positions in sales, marketing, and corporate communications with Robotic Vision Systems, Inc. from 1984 to 1991. Mr. Baker received a B.S. in Management from Babson College in 1980 and an M.B.A. in Marketing Management from St. John’s University in 1984.

Victor A. De Marines has been a director since May 2002. In May, 2000, Mr. De Marines retired from his position as President and Chief Executive Officer of MITRE Corporation, a nonprofit organization, which provides security solutions for the computer systems of the Department of Defense, the Federal Aviation Administration, the Internal Revenue Service and several organizations in the U.S. intelligence community. Mr. De Marines currently serves on the board of trustees of MITRE. Mr. De Marines has recently served as an advisor to the Department of Defense on matters concerning the transformation of the military. Mr. De Marines is a member of an advisory group for the National Reconnaissance Office and is a member of the Massachusetts Business Roundtable. Mr. De Marines served as a Presidential Executive with the Department of Transportation and is a Lieutenant (retired) of the U.S. Air Force. Mr. De Marines holds a B.S. from Pennsylvania State University and a M.S. in Electrical Engineering from the Northeastern University.

David Kreinberg has been a director since January 1999. Mr. Kreinberg has served as Executive Vice President and Chief Financial Officer of Comverse Technology, Inc. since September 2002. Previously, Mr. Kreinberg served as Comverse Technology’s Vice President of Finance and Chief Financial Officer from May 1999, as Vice President of Finance and Treasurer from April 1996 and as Vice President of Financial Planning from April 1994. Mr. Kreinberg also served as the Chief Financial Officer of Ulticom Inc. from December 1999 until September 2001. Mr. Kreinberg is also a director of Ulticom. Mr. Kreinberg is a Certified Public Accountant, and prior to joining Comverse Technology he served as a senior manager at Deloitte & Touche LLP. Mr. Kreinberg received a B.S., summa cum laude, in Accounting from Yeshiva University in 1986 and an M.B.A. in Finance and International Business from Columbia Business School in 1990.

Kenneth A. Minihan has been a director since May 2002. Lieutenant General Minihan was a career U.S. Air Force officer who attained the rank of Lieutenant General and retired from the Air Force on June 1, 1999. Lieutenant General Minihan served as the 14th Director of the National Security Agency/Central Security Services and was the senior uniformed intelligence officer in the Department of Defense. Prior to this, Lieutenant General Minihan served as the Director of the Defense Intelligence Agency. Lieutenant General Minihan is currently the President of the Security Affairs Support Association, is a member of several organizations, including the Air Force Association and the National Military Intelligence Association and consults and works on national security and intelligence committees and panels. Lieutenant General Minihan served as Chief Executive Officer of TeleHub Network Services Corporation from June 1999 to September 1999. In October 1999, after Lieutenant General Minihan was no longer affiliated with that company, TeleHub Network Services Corporation filed a voluntary petition for reorganization under the federal bankruptcy laws. Lieutenant General Minihan holds a B.A. from Florida State University, an M.A. from the Naval Postgraduate School, and has completed executive development programs at the University of Illinois and Harvard University. Lieutenant General Minihan was awarded the National Security Medal, the Defense Distinguished Service Medal, the Bronze Star and the National Intelligence Distinguished Service Medal, among other awards and decorations.

Larry Myers has been a director since August 2003. Since November 1999, Mr. Myers has been retired from his position of Senior Vice President, Chief Financial Officer and Treasurer of MITRE Corporation, a nonprofit organization which provides security solutions for the computer systems of the Department of Defense, the Federal Aviation Administration, the Internal Revenue Service and several organizations in the U.S. intelligence community. Mr. Myers served in this capacity with MITRE Corporation since 1991. Mr. Myers received a B.S. from Saint Vincent College in 1960 and an M.B.A. from Ohio State University in 1962. Mr. Myers served in the U.S. Army from 1962 to 1964.

Harris T. Oliner has been a director since May 2002. Mr. Oliner has served as a Senior Counsel of Comverse Technology since April 2001. Prior to joining Comverse Technology, Mr. Oliner was a Director of Business Development of VastVideo, Inc. from March 2000 to April 2001. From October 1997 to February 2000, Mr. Oliner served as an associate attorney at Simpson Thacher & Bartlett. Mr. Oliner received a B.A., magna cum laude, in Political Science from Yale University in 1994 and a J.D., cum laude, from Harvard Law School in 1997.

Paul L. Robinson has been a director since May 2002. Since January 2003, Mr. Robinson has served as General Counsel of Comverse Technology. From January 1999 to January 2003, Mr. Robinson served as

Associate General Counsel of Comverse Technology. Prior to joining Comverse Technology, Mr. Robinson was an associate attorney at Kramer, Levin, Naftalis & Frankel, LLP from January 1998 to December 1998. From January 1997 to December 1997, Mr. Robinson served as counsel to the United States Senate Committee on Governmental Affairs with respect to its special investigation into illegal and improper campaign fund raising activities during the 1996 federal election. From June 1994 to January 1997, Mr. Robinson was an associate attorney at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Robinson received a B.A. in Political Science and was Phi Beta Kappa from the State University of New York at Binghamton in 1989 and a J.D., cum laude, from Boston University School of Law in 1992.

Howard Safir has been a director since May 2002. Mr. Safir is the Chairman and Chief Executive Officer of SafirRosetti, Omnicom Group Inc., a premier company providing security and investigation services. Mr. Safir also serves as consultant to ChoicePoint, a leading provider of credential verification and identification services. Prior to these positions, Mr. Safir served as Vice Chairman of IPSA International, a company providing security and investigation services, and prior to that as the 39th Police Commissioner of the City of New York. Mr. Safir also served as Associate Director for Operations, U.S. Marshals Service, as Assistant Director of the Drug Enforcement Administration and as Chief of the Witness Security Division, U.S. Marshals Service. Mr. Safir holds a B.A. in History and Political Science from Hofstra University. Mr. Safir participated in several programs at Harvard University’s John F. Kennedy School of Government. Mr. Safir was awarded the Ellis Island Medal of Honor among other citations and awards.

The Board, Board Committees and Meetings

The Board of Directors currently consists of 13 directors, and has four standing committees. The Executive Committee is empowered to exercise the full authority of the Board of Directors to the extent permitted by law in circumstances when convening the full board is not practicable. The Audit Committee assists the Board in its oversight of the Company’s compliance with all applicable laws and regulations, which includes oversight of the quality and integrity of the Company’s financial reporting, internal controls and audit functions, and is directly and solely responsible for the appointment, retention, compensation and monitoring of the performance of Verint’s independent auditors. The Compensation Committee is responsible for approving compensation arrangements for executive officers of the Company and making recommendations to the Stock Option Committee and the Board of Directors regarding the Company’s various incentive compensation and benefit plans. The Stock Option Committee is responsible for administering the Company’s Stock Incentive Compensation Plan.

As a general matter, all Board members are encouraged to attend our Annual Meetings of Stockholders. At our 2003 Annual Meeting, 2 members of the Board were present.

During the fiscal year ended January 31, 2004, there were seven meetings of the Board of Directors, seven meetings of the Audit Committee, four meetings of the Compensation Committee, and five meetings of the Stock Option Committee. In addition, there was one action by the Board taken by unanimous written consent, as well as five by the Compensation Committee and one by the Stock Option Committee. Each member of the Board of Directors attended at least 75% of the meetings of the full Board and of each Committee of which he was a member during the year.

The Board of Directors has determined that directors Victor De Marines, Kenneth Minihan, Larry Myers and Howard Safir are “independent” for purposes of Nasdaq’s amended governance listing standards (specifically, Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers), and the requirements of both the Securities and Exchange Commission (“SEC”) and the Nasdaq that all members of the Audit Committee satisfy a special “independence” definition. The full Board of Directors has determined that Messrs. DeMarines, Minihan, Myers and Safir not only are “independent” under the objective definitional criteria established by the SEC and the Nasdaq, but also qualify as “independent” under the separate, subjective determination required by Nasdaq that, as to each of these directors, no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. These four “independent” directors sit on the Company’s Audit Committee and Stock Option Committee, both of which are composed entirely of “independent” directors satisfying SEC and Nasdaq requirements.

The remaining nine members of the Board of Directors do not satisfy these “independence” definitions. This is permissible under applicable Nasdaq listing standards because our parent company, Comverse Technology, owns more than 50% of the voting power of our stock (specifically, 61.8% as of January 31, 2004). As a “controlled company” within the meaning of relevant Nasdaq listing standards (Rule 4350(c)), we are not required to comply with certain provisions that would require us to have a majority of “independent” directors serving on our Board, or standing nominating and compensation committees, all of whose members must be “independent” under Nasdaq standards. In creating this exception, the Nasdaq has recognized that majority shareholders, including parent companies, have the right to select directors and control certain key decisions, such as executive officer compensation, by virtue of their stock ownership rights. To summarize, because we are a controlled company, we are exempt from the requirements of the Nasdaq listing standards relating to having:

(1) a majority of independent directors on the Board; as noted, the Board of Directors had determined that only four of the Board’s 13 directors are “independent” under applicable Nasdaq and SEC requirements because the remaining directors are either executive officers of the Company or have been chosen by and/or are affiliated with our parent, Comverse;

(2) a standing Board nominating committee composed entirely of “independent” directors. As we explain below, our entire Board performs this function with input from our parent company; and

(3) a standing compensation committee composed entirely of “independent” directors as defined by the Nasdaq listing standards. We have a non-independent Compensation Committee that makes decisions on annual salary and cash bonus awards to our executive officers. However, the Board has appointed a Stock Option Committee whose members all qualify as “independent” under the Nasdaq’s definition, and is responsible for making all decisions on equity compensation awards made to executive officers and directors.

As required by the rules of the SEC and Nasdaq, as discussed, our Audit Committee is composed entirely of directors whom the full Board has determined to qualify as “independent” for purposes of these rules. The Board also has determined that Larry Myers is an “audit committee financial expert,” as that term is defined by the SEC in Item 401(h). Stockholders should understand that this designation is an SEC disclosure requirement relating to Mr. Myer’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation or liability than otherwise is imposed generally by virtue of serving on the Audit Committee and/or the Board of Directors.

The Board of Directors adopted a charter for the Audit Committee in April 2002, which was amended in March 2004 to reflect the amendments made to the Nasdaq’s governance listing standards as approved by the SEC in November 2003. The amended charter is attached to the proxy statement as Exhibit A.

As discussed, the Board of Directors does not have a nominating committee because we are a “controlled company.” Accordingly, the functions customarily performed by a nominating committee are performed by the Board of Directors as a whole, and were so performed during fiscal 2003. In this connection, the Board met one time in 2003. All directors of Verint serve one-year terms.

The Board of Directors will consider director candidates suggested by its members, senior management and stockholders and has been, and expects to continue to be, heavily influenced in selecting candidates by its controlling stockholder, Comverse Technology. Comverse Technology has the right to designate for nomination to our Board of Directors all members other than those required by applicable law and regulation, including Nasdaq’s amended governance listing standards and the requirements of the SEC, to be “independent,” and may fill any vacancy resulting from a Comverse Technology designee ceasing to serve as a director. Comverse

Technology designees now sitting on the Board of Directors are Kobi Alexander, Paul Baker, Dan Bodner, David Kreinberg, David Ledwell, Igal Nissim, Harris Oliner, Paul Robinson and William Sorin; all have been re-nominated by the Board this year along with the incumbent “independent” directors identified above. Although a search firm has not been used to identify potential director candidates since the Company went public in 2002, the Board has authority to, and may, do so in the future where necessary or appropriate.

In evaluating the suitability of individuals for Board membership, the Board of Directors takes into account many factors, including the individual’s: (1) reputation and character; (2) willingness to make the necessary time commitment to the Company and its stockholders required of a board member; (3) educational background and professional expertise relevant to the Company’s businesses; (4) qualification under applicable SEC and Nasdaq definitions of “independence;” (5) possession of a contractual or other legally enforceable right to designate nominees (as is the case now solely with respect to our parent company); (6) understanding of the Company’s businesses; and (7) other relevant factors that would serve to promote diversity of views and experience on the Board, perpetuate the success of our business and fully represent stockholder interests through the exercise of sound and reasoned judgment. In determining whether to nominate an incumbent director for re-election, the Board also will consider the director’s past attendance at Board and Committee meetings and level of participation in and contributions to the activities of the Board. The Board of Directors has not established any specific minimum qualification standards for nominees to the Board, although from time to time certain skills or attributes (e.g., financial expertise, global business experience, independence from Verint and its affiliates, including our parent Comverse Technology) may be identified as particularly desirable to help meet specific Company needs that have arisen.

Although the Board received no stockholder nominations in 2003, the Board will consider director candidates recommended by stockholders if properly submitted in accordance with the applicable procedures set forth in the Company’s By-laws. These procedures are summarized later in our proxy statement under the caption “The 2005 Annual Meeting.”

The information contained in this proxy statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Codes of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics to promote its commitment to the legal and ethical conduct of the Company’s business. The Chief Executive Officer, Chief Financial Officer, and other senior officers are required to abide by the Code of Business Conduct and Ethics, which provides the foundation for compliance with all corporate policies and procedures, and best business practices. The policies and procedures address a wide array of professional conduct, including the establishment of sound employment policies, methods for avoiding and resolving conflicts of interest, safeguarding intellectual property, protecting confidential information, and a strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company intends to satisfy its obligations, imposed under the Sarbanes-Oxley Act, to disclose promptly on the Company’s website amendments to, or waivers from, the Code of Business Conduct and Ethics, if any.

The Company also adopted an Employee Code of Business Conduct and Ethics, which can be found on the Company’s website. This Code contains procedures for the Audit Committee to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Communications by Stockholders and Others with the Board of Directors

Stockholders and other interested persons may communicate with the Board of Directors by sending an e-mail to boardofdirectors@verint.com, or by writing to the full Board or any member of the Board as a group c/o Peter Fante, General Counsel. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. Please note the name of any specific intended Board recipient in your communication. As the General Counsel is the initial recipient of all of these communications, the Board has instructed the General Counsel to forward such communications only to the intended recipient(s). However, you should be aware that the Board has asked the General Counsel to review all such correspondence before forwarding it to the designated recipient(s), and given him the discretion not to forward certain matters if deemed to be of a commercial or frivolous nature, or otherwise inappropriate for the Board’s consideration. Examples include spam, junk mail and mass mailings, product inquiries and complaints, resumes and other forms of job inquiries, and business solicitations. In such cases, that correspondence may be forwarded elsewhere within the Company for review and possible response. Communications that are unduly hostile, threatening, illegal or similarly unsuitable likewise will not be forwarded to the Board or any member thereof, although may be available to any director or the full Board upon request.

In addition, the Audit Committee has established a Hotline to receive complaints and concerns regarding accounting, internal accounting controls and auditing matters, along with other matters, on a confidential and/or anonymous basis. This Hotline is available to all stockholders and other investors, as well as vendors, suppliers, customers and others. If you prefer this avenue of communication with the Audit Committee on any matter, you may request that your communication be sent directly to the Audit Committee. Otherwise, the matter will be referred upon receipt to the General Counsel. In that event, as authorized by the Board, the General Counsel will in his discretion, depending on the subject-matter of the communication, forward it to the Audit Committee, the full Board of Directors, or appropriate personnel within the Company.

The Hotline is operated by National Hotline Services, an independent firm unaffiliated with Verint, and is available 24 hours a day, 365 days a year. The Hotline toll-free number is 1-800-844-9113.

Anyone reporting a complaint or concern via the Hotline may do so without identifying him or herself by name. If a person chooses to give his or her name, that information will be kept confidential unless, as in the case of certain crimes, a law requires that such name be provided to law enforcement officials or a court. Even if a person contacting the Hotline does not provide his or her name, that person will be given a control number enabling him or her to call back the Hotline to check on the status of the complaint or concern.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in Company shares with the Securities and Exchange Commission, the NASD, and the Company.

Based solely on our review of Section 16(a) forms received by us and written representations of its executive officers, directors and more than 10% holders, we believe that, during the last fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners were met, except as described below:

* On December 15, 2003, the Company inadvertently filed late on behalf of Larry Meyers his Form 3—Initial Statement of Beneficial Ownership.

Equity Compensation Plan Information

The following table sets forth certain information regarding the Company’s equity compensation plans as of January 31, 2004.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	3,558,459	$13.03	1,211,187
Equity compensation plans not approved by security holders	—	—	—

Total	3,558,459	$13.03	1,211,187	(1)

(1)	Includes 896,416 shares available for issuance pursuant to the Company’s Employee Stock Purchase Plan as of January 31, 2004.

Executive Compensation

The following table presents summary information regarding the compensation paid to or earned by the Company for services rendered during the fiscal years ended January 31, 2002, 2003, and 2004 by its executive officers:

SUMMARY COMPENSATION TABLE

	Annual Compensation							Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus($)(2)		Other Annual Compensation($)(3)		Restricted Stock Awards ($)		Securities Underlying Options/SARs (#)
Dan Bodner, President and Chief Executive Officer	2003 2002 2001	$ $ $	262,500 200,000 200,000	$ $ $	325,000 200,000 50,000	$ $ $	36,884 4,261 2,000	$1,285,700	(4)	117,200

Igal Nissim, Chief Financial Officer	2003 2002 2001	$ $ $	153,842 120,813 135,837	$ $ $	153,770 116,000 25,000	$ $ $	33,576 22,736 25,407	$386,400	(5)	40,000

(1)	Includes salary and payments in lieu of earned vacation.
(2)	Includes bonuses accrued for services performed in the year indicated regardless of the year of payment.
(3)	Includes company car and social benefit program costs.
(4)	On December 12, 2003, Mr. Bodner was granted 55,900 restricted shares of the Company. These shares of restricted stock vest 50% on December 12, 2005, 25% on December 12, 2006 and 25% on December 12, 2007. If dividends are paid by Verint, Mr. Bodner is entitled to receive such dividends whether or not the shares of restricted stock are vested. The value of these holdings at the January 30, 2004 closing price per share of the Company of $24.60 was $1,375,140.
(5)	On December 12, 2003, Mr. Nissim was granted 16,800 restricted shares of the Company. These shares of restricted stock vest 50% on December 12, 2005, 25% on December 12, 2006 and 25% on December 12, 2007. If dividends are paid by Verint, Mr. Nissim is entitled to receive such dividends whether or not the shares of restricted stock are vested. The value of these holdings at the January 30, 2004 closing price per share of the Company of $24.60 was $413,280.

The following table sets forth information concerning options granted during the year ended January 31, 2004 to the executive officers of the Company identified above under its employee stock option plans:

OPTION GRANT TABLE

Individual Grants							Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Shares Subject to Option	Percent of Total Options Granted to Employees in Period		Exercise Price per Share		Expiration Date	5%		10%
Dan Bodner (1) (2)	80,000 37,200	5.66 2.63	% %	$ $	17.00 23.00	March 5, 2013 December 12, 2013	$ $	855,297 538,082	$ $	2,167,490 1,363,606
Igal Nissim	40,000	2.83%			$17.00	March 5, 2013		$427,648		$1,083,745

The options have a term of ten years and become exercisable and vest in equal annual increments over the period of four years from the date of grant. The exercise price of the options is equal to the fair market value of the underlying shares at the date of grant.

The following table sets forth, as to each executive officer identified above, the number of unexercised options held at January 31, 2004, currently exercisable and subject to future vesting, and the value of such options based on the closing price of the underlying shares on the NASDAQ National Market System at that date, net of the associated exercise price:

OPTION EXERCISES AND YEAR-END VALUE TABLE

Aggregate Option Exercises in the year ended January 31, 2004 and

Value of Unexercised Options at January 31, 2004

	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at January 31, 2004		Value of Unexercised In the Money Options at January 31, 2004(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dan Bodner	69,349	$1,289,733	111,181	198,903	$1,822,050	$1,615,843
Igal Nissim	22,500	$435,904	62,873	63,237	$1,106,802	$626,670

(1)	Calculated on the basis of the closing price of the Company’s common stock as reported on the Nasdaq National Market on January 30, 2004 of $24.60 per share minus the exercise price.

Employment Agreements

Neither Mr. Bodner nor Mr. Nissim have written employment agreements with the Company. However, both have signed agreements requiring them, among other things, to maintain the confidentiality of the Company’s information and not to compete with the Company for a limited period of time in the event their employment with the Company ceases.

Compensation of Directors

Non-Independent Directors

Verint’s non-independent directors do not currently receive any cash compensation for serving on the Board of Directors or any committee of the Board. These directors are reimbursed for the expenses they incur in attending meetings of the Board or Board committees. These directors have been granted options to purchase shares of Verint’s Common Stock in the past, and in 2003 four of the nine non-independent directors—Paul Baker, Harris Oliner, Paul Robinson and William Sorin—each received options to purchase 3,000 shares of Verint’s Common Stock which vest in equal annual increments over four years.

Independent Directors

Independent directors are entitled to receive an annual cash compensation of $15,000, payable in arrears at the end of each fiscal quarter and an additional $1,000 for each board meeting attended and $500 for each Board committee meeting attended. Messrs. De Marines, Minihan and Safir were granted 5,000 options to purchase Verint’s Common Stock upon completion of the Company’s initial public offering at an exercise price equal to the initial public offering price. Of the 5,000 options, 2,000 vested immediately upon grant and the remaining 3,000 vested in increments of 750 shares for each board meeting attended during the year. In addition, these directors and Mr. Myers, who joined the Board on August 12, 2003, have been and will be granted 6,000 options on each anniversary of their service on the Board at the closing price of the Company’s Common Stock on the date of grant which will vest in increments of 1,500 shares for each board meeting attended during the year after the grant.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 31, 2004, Messrs. Alexander, Bodner, Kreinberg and Sorin served as members of the Company’s Compensation Committee. Mr. Sorin, who serves as our secretary, also serves as the Corporate Secretary of Comverse Technology. No interlocking relationship exists between the Company’s Board of Directors and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Certain Relationships and Related Transactions

Relationship with Comverse Technology and its Subsidiaries

Verint is a subsidiary of Comverse Technology. Set forth below is a brief description of the existing relationships and agreements between Verint and Comverse Technology.

The Company believes that the terms of the corporate services agreement, the enterprise resource planning (“ERP”) software sharing agreement and the satellite services agreement described below are fair to us and are no less favorable to us from those we could have obtained from an unaffiliated third party. Verint reached this conclusion based on, in the case of the corporate services agreement, discussions with unaffiliated third party providers of comparable services, and in the case of the ERP software sharing agreement and the satellite services agreement, its affiliates’ estimated costs in providing such services.

Corporate Services Agreement

The Company has a corporate services agreement with Comverse Technology. Under this agreement, Comverse Technology provides the Company with the following services:

•	maintaining in effect general liability and other insurance policies providing coverage for the Company;

•	maintaining in effect a policy of directors’ and officers’ insurance covering the Company’s directors and officers;

•	administration of employee benefit plans;

•	routine legal services; and

•	consulting services with respect to the Company’s public relations.

For the years ended January 31, 2002, 2003 and 2004, the Company recorded expenses of $500,000, $525,000, and $575,000, respectively, for the services provided by Comverse Technology. As of February 1, 2004, the Company will pay Comverse Technology a quarterly fee of $156,250, subject to adjustment and annual increases, for services provided by Comverse Technology during each fiscal quarter. In addition, the Company agreed to reimburse Comverse Technology for any out-of-pocket expenses incurred by Comverse Technology in providing the services. During the years ended January 31, 2002, 2003 and 2004, no amounts were paid, or accrued to Comverse Technology for reimbursement of out-of-pocket expenses. The term of this agreement extends to January 31, 2005 and is automatically extended for additional twelve-month periods unless terminated by either Comverse Technology or the Company.

Enterprise Resource Planning Software Sharing Agreement

In January 2002, the Company entered into an ERP software sharing agreement with Comverse Ltd., a subsidiary of Comverse Technology. Under this agreement, Comverse Ltd. agreed to continue to share the use of specific ERP software with the Company and undertook to exert its reasonable commercial efforts to arrange for the ongoing operation, maintenance and support of the software for an annual fee of $100,000. The terms of the ERP Software Sharing Agreement and the fee payable to Comverse Ltd. were determined by arm’s length negotiations between the Company and Comverse Ltd. The Company was charged $100,000, $100,000, and $112,000 for the years ended January 31, 2002, 2003 and 2004, respectively, for ERP support services.

The parties amended this agreement on December 31, 2003 extending the term of the agreement from February 1, 2004 until January 31, 2007. In addition, the Company agreed to make an additional one-time payment to Comverse Ltd. in the amount of $175,000, as well as payments for fiscal years 2004, 2005 and 2006 totaling $142,000, $147,000 and $152,000, respectively.

Satellite Services Agreement

In January 2002, the Company entered into a services agreement with Comverse Inc., a subsidiary of Comverse Technology, pursuant to which Comverse, Inc. and its subsidiaries provide the Company with the exclusive use of the services of specified employees of Comverse, Inc. and its facilities where such employees are located. Under this agreement, the Company pays Comverse, Inc. a fee, which is equal to the expenses Comverse, Inc. incurs in providing these services plus ten percent. During the year ended January 31, 2002, 2003 and 2004, the Company recorded expenses of $1,817,000, $1,809,000 and $2,200,000, respectively, for services rendered by Comverse, Inc. under this agreement.

Other Transactions with Other Subsidiaries of Comverse Technology

The Company charges subsidiaries of Comverse Technology for services relating to the use of the Company’s facilities and employees. Charges to these subsidiaries were approximately $1,030,000, $175,000 and $125,000 for the years ended January 31, 2002, 2003 and 2004, respectively.

Federal Income Tax Sharing Agreement

The Company has a tax sharing agreement with Comverse Technology. Comverse Technology is the parent company of a group of companies for which Comverse Technology files a consolidated federal income tax return. Prior to the Company’s initial public offering, it was included in the Comverse Technology consolidated group for federal income tax purposes and did not file its own federal income tax return. Upon completion of the Company’s initial public offering, it ceased to be included in the Comverse Technology consolidated group for federal income tax purposes and started filing federal tax returns on a stand-alone basis. Under the terms of the tax sharing agreement, during years in which Comverse Technology filed a consolidated federal income tax return which includes the Company, the Company was required to pay Comverse Technology an amount equal to its separate tax liability computed by Comverse Technology in its reasonable discretion. The Company’s separate tax liability generally is the amount of federal income tax that it would owe if it had filed a tax return independent of the Comverse Technology group. If the calculation of the Company’s tax liability for any year results in a net operating loss or capital loss, it is not entitled to receive any payments from Comverse Technology with respect to such loss in such year or as a result of carrying such loss back to any prior year or forward to any future year, or otherwise to take such loss into account in determining its liability to Comverse Technology, including in the event that Comverse Technology utilizes such loss to reduce its own tax liability so that such loss is not available to the Company in the event of deconsolidation. The tax sharing agreement also provides for certain payments in the event of adjustments to the tax liability. The tax sharing agreement continues in effect until 60 days after the expiration of the applicable statute of limitations with respect to the final year of the Comverse Technology consolidated group which includes the Company.

Patent License Agreement

The Company’s affiliate, Comverse Patent Holding, granted Lucent GRL a non-exclusive license to those patents now owned by Comverse Patent Holding or for which Comverse Patent Holding has a right to license and to those patents granted to Comverse Patent Holding or for which Comverse Patent Holding obtains the right to license during the term of that arrangement. In return, Comverse Patent Holding was granted a non-exclusive license to certain patents now owned by Lucent GRL or for which Lucent GRL has the right to license and to those patents granted to Lucent GRL or for which Lucent GRL obtains the right to license during the term of that arrangement. Under that arrangement, Comverse Patent Holding has the right to grant a sublicense to the Company. In connection with that arrangement, effective December 30, 1999, the Company entered into a patent license agreement with Comverse Patent Holding under which the Company has granted a non-exclusive royalty- free license to Comverse Patent Holding with the right to sublicense to Lucent GRL the Company’s patents and those patents granted to the Company or for which the Company obtains the right to license during the term of the agreement. In return, Comverse Patent Holding granted to the Company a non-exclusive royalty-free sublicense to all patents that are licensed by Lucent GRL to Comverse Patent Holding. The Company believes that the value of the sublicense from Comverse Patent Holding is greater than the value of the license to Comverse Patent Holding.

Registration Rights Agreement

The Company has entered into a registration rights agreement with Comverse Technology, dated as of January 31, 2002. Under this agreement, Comverse Technology may require the Company on one occasion to register the Company’s common stock for sale on Form S-1 under the Securities Act of 1933 (the “Act”) if the Company is not eligible to use Form S-3 under the Act. The Company is eligible to use Form S-3 and Comverse Technology may require the Company on unlimited occasions to register the Company’s common stock for sale on this form. Comverse Technology will also have an unlimited number of piggyback registration rights.

The Company has agreed to pay all expenses that result from registration of its common stock under the registration rights agreement, other than underwriting commissions for such shares and taxes. The Company has also agreed to indemnify Comverse Technology, its directors, officers and employees against liabilities that may result from its sale of the Company’s common stock, including Securities Act liabilities.

Business Opportunities Agreement

The Company has a business opportunities agreement with Comverse Technology, which addresses potential conflicts of interest between Comverse Technology and the Company. This agreement allocates between Comverse Technology and the Company opportunities to pursue transactions or matters that, absent such allocation, could constitute corporate opportunities of both companies. The Company is precluded from pursuing an opportunity offered to any person who is a director of the Company but not an officer or employee of the Company and who is also an officer or employee of Comverse Technology, unless Comverse Technology fails to pursue such opportunity diligently. Comverse Technology is precluded from pursuing an opportunity offered to any person who is a director of Comverse Technology but not an officer or employee of Comverse Technology and who is also an officer or employee of the Company, unless the Company fails to pursue such opportunity diligently. The Company is also precluded from pursuing an opportunity offered to any person who is an employee or officer of both companies or a director of both companies, unless Comverse Technology fails to pursue such opportunity diligently. Accordingly, the Company may be precluded from pursuing transactions or opportunities that the Company would otherwise be able to pursue if the Company was not affiliated with Comverse Technology. The Company has agreed to indemnify Comverse Technology and its directors, officers, employees and agents against any liabilities arising out of any claim that any provision of the agreement or the failure to offer any business opportunity to the Company violates or breaches any duty that may be owed to the Company by Comverse Technology or any such person.

Proxy Agreement with the Department of Defense

One of the Company’s subsidiaries, Verint Technology Inc. (“Verint Technology”), is engaged in the development, marketing and the sale of the Company’s communications interception solutions to various U.S. governmental agencies. In order to conduct its business, Verint Technology is required to maintain facility security clearances under the National Industrial Security Program (“NISP”). The NISP requires companies maintaining facility security clearances to be insulated from foreign ownership, control or influence. In 1999, the Company, Comverse Technology and the Department of Defense have entered into a proxy agreement with respect to the ownership and operations of Verint Technology. This agreement was superseded in May 2001 to comply with the Department of Defense’s most recent requirements. The proxy agreement has been approved by the Defense Security Service, which has oversight responsibilities on behalf of the Department of Defense.

Under the proxy agreement, the Company appointed three U.S. citizens that have the requisite personal security clearance as directors of Verint Technology and as holders of proxies to vote the stock of Verint Technology. These individuals are responsible for the oversight of Verint Technology’s security arrangements, including the separation of Verint Technology from the Company and the Company’s affiliates. As proxy holders, these individuals have the power to exercise all prerogatives of ownership of Verint Technology, except that without obtaining the Company’s express written approval they may not authorize any individual sale or disposal of capital assets constituting a material amount of Verint Technology’s assets, the mortgaging of assets other than for working capital or capital improvement purposes, any merger, consolidation, reorganization or dissolution of Verint Technology and the filing of a petition under the federal bankruptcy laws.

Under the proxy agreement, the Company has also established a government security committee, which consists of the three proxy holders. The government security committee is in charge of the development and implementation of a technology control plan, which prescribes measures and establishes procedures to prevent unauthorized disclosure or export of controlled information to the Company, any of the Company’s affiliates or others. In addition, the proxy agreement establishes procedures regarding meetings, visits and communications between Verint Technology, the Company and the Company’s other affiliates. The Department of Defense continually reviews the technology control plan and receives an annual report from the proxy holders.

Contribution Agreement

In July 2000, Comverse Technology acquired all of the outstanding shares of common stock of Loronix in exchange for the issuance of 1,994,806 shares of Comverse Technology common stock and assumption of options to purchase the equivalent of 370,101 shares of common stock of Comverse Technology. In addition, in July 2000, Comverse Technology acquired all of the outstanding equity interests in Syborg in exchange for the issuance of 201,251 shares of Comverse Technology common stock.

The Company and Comverse Technology entered into a contribution agreement, dated as of February 1, 2001, pursuant to which the Company acquired from Comverse Technology all of the outstanding shares of Loronix and all of the outstanding shares of Comverse GmbH, which directly and through a wholly-owned subsidiary holds all of the partnership interests in Syborg, in exchange for 6,759,277 shares of its common stock. Under this agreement, the Company received all of the burdens, benefits and incidents of ownership in each of the companies as of February 1, 2001. This transaction was designed to qualify as a tax-free exchange pursuant to section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

This transaction was accounted for as a pooling of interests.

Sale of Comverse Media Holding Inc.

In February 2001, the Company sold 100% of the capital stock of Comverse Media Holding Inc. to Comverse, Inc. The purchase price for the shares of Comverse Media Holding Inc. was $100,000, which was paid by a reduction in intercompany debt that the Company owed to Comverse, Inc.

Indemnification Agreement with Comverse Technology

On January 31, 2002, the Company entered into an indemnification agreement with Comverse Technology pursuant to which Comverse Technology agreed to indemnify the Company for any damages that may arise from two specified disputes, which are not material to the Company. In return, the Company granted to Comverse Technology the exclusive control of the settlement and defense of these disputes, and the Company agreed to fully cooperate with Comverse Technology in any such settlement or defense.

Transactions with an Affiliate

The Company sells products and services to Verint Systems (Singapore) PTE LTD (“Verint Singapore”) an affiliated systems integrator in which the Company holds 50% equity interest. Sales to Verint Singapore were approximately, $4,024,000, $2,286,000 and $4,722,000 for the years ended January 31, 2002, 2003 and 2004, respectively. The Company sells its products and services to Verint Singapore on the same terms the Company sells similar products and services to its non-affiliated customers. In addition, the Company was charged marketing and office service fees by that affiliate. These fees were approximately $490,000, $361,000 and $630,000 for the years ended January 31, 2002, 2003 and 2004, respectively. The Company believes that Verint Singapore has determined these charges on the basis of its estimated costs in providing such services.

Intercompany Loan

The Company was charged interest on balances owed to Comverse Technology amounting to $2,142,000 and $1,458,000 for the years ended January 31, 2001 and 2002, respectively. The interest rate on the indebtedness to Comverse Technology was the three-month LIBOR rate. The principal amount of the indebtedness to Comverse Technology and related accrued and unpaid interest was due on demand and was repaid on January 31, 2002 with the proceeds of a bank loan. The Company does not expect to be dependent on Comverse Technology for its financing needs for the foreseeable future.

Report of the Compensation Committee and Stock Option Committee Concerning Executive Compensation

Generally

The Compensation Committee determines the salaries for executive officers, and makes recommendations to the Board of Directors regarding the Company’s incentive compensation and benefit plans, except with respect to stock options, with respect to which the Compensation Committee makes recommendations to the Stock Option Committee. The Stock Option Committee, which is comprised solely of our independent directors, administers the issuances of stock options under the Company’s Stock Incentive Compensation Plan.

The Company’s overall compensation philosophy is to provide a total compensation package that is competitive and enables Verint to attract, motivate, reward and retain its employees. The principal components of the Company’s executive compensation arrangements are base salary, cash bonus awards and stock options. Compensation arrangements for senior management personnel in certain instances include a performance-based component as well as discretionary bonus awards.

Salary levels for executive officers are reviewed annually, and are adjusted periodically when the Company believes that adjustment is required, taking into account competitive factors in the industries and locations of the Company’s activities. In establishing compensation levels throughout the organization, the Company relies to a significant extent on its direct experience in the recruitment of personnel as well as reported compensation levels of senior management of other, similarly situated companies. Supplemental cash bonus awards are made periodically to reflect superior performance, and in certain instances in accordance with formulas based on the profitability of the Company or its individual business units.

The Compensation Committee and the Stock Option Committee believe that equity-based incentive arrangements, such as employee stock options and employee stock purchase plans, are among the most effective means available to the Company of aligning the interests of employees with the objectives of stockholders generally, and of building their long-term commitment to the organization. The Company emphasizes stock option awards as an essential element of the remuneration package available to its executives and senior management. Stock options typically vest in increments over a number of years to encourage long-term commitment to the Company by the grantees.

The Company considers both available competitive data and subjective performance evaluations in determining the number of options to grant to its executive officers and key employees. During the year ended January 31, 2004, the Company granted options to purchase an aggregate of 1,414,054 shares of Common Stock, including options to purchase an aggregate of 157,200 shares awarded to executive officers of the Company. Also during the year ended January 31, 2004, the Company granted 72,700 restricted shares, to its two executive officers.

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company’s five most highly paid executive officers. As set forth in “Proposal No. 2—Adoption of the Verint Systems Inc. 2004 Stock Incentive Compensation Plan”, the Company is seeking stockholder approval of its new incentive compensation plan, which includes certain award limits to ensure that options, stock appreciation rights and performance-based restricted stock granted under the plan will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and therefore be exempt from the compensation deduction limit under Section 162(m) of the Internal Revenue Code. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Compensation of the Chief Executive Officer

Mr. Bodner, President and Chief Executive Officer of the Company, has served as the Company’s President and/or Chief Executive Officer since 1994. Mr. Bodner is employed as President and Chief Executive Officer of the Company at an annual salary of $325,000 and an annual bonus which is based on the performance of Mr. Bodner and the Company. Mr. Bodner is also entitled to receive the use of an automobile owned or leased by the Company.

Mr. Bodner’s compensation has been established by the Compensation Committee and was discussed by the members of the Compensation Committee, with the stock option and restricted stock component of Mr. Bodner’s compensation being approved by the Stock Option Committee upon the recommendation of the Compensation

Committee. In approving such terms, the Compensation Committee and the Stock Option Committee (solely with respect to the stock option and restricted stock portion of Mr. Bodner’s compensation) has taken into account compensation levels of chief executive officers of other publicly-held companies and the financial performance achieved by the Company throughout the most current fiscal year. In that regard, an unaffiliated executive compensation consultant was engaged to provide a report on the compensation levels of chief executive officers of certain other publicly-held companies.

The Compensation Committee

Kobi Alexander, Chairman David Kreinberg William Sorin

The Stock Option Committee (solely with respect to the issuance of stock options and restricted stock)

Howard Safir, Chairman Victor De Marines Kenneth Minihan Larry Myers

Stock Performance Graph

The following table compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer & Data Processing Services Index, assuming an investment of $100 on May 16, 2002, the date of the Company’s initial public offering, and the reinvestment of any dividends. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s Common Stock.

	May 16, 2002	January 31, 2004
Verint Systems Inc.	$100	$170
Nasdaq Computer & Data Processing Services Index	$100	$116
Nasdaq Composite Index	$100	$120

Report of the Audit Committee

Concerning the Company’s Audited Financial Statements

for the Fiscal Year Ended January 31, 2004.

General: The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process, including its internal controls and audit functions, as well as oversight of the Company’s Business Code of Ethics for the Chief Executive Officer, Chief Financial Officer, and other Senior Officers and the Business Code of Ethics for Employees. The responsibilities of the Audit Committee are more fully described in its recently amended charter which the Committee has adopted and is included as Exhibit A to this Proxy Statement. One of the Audit Committee’s key responsibilities, as reflected in the amended charter, is select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors.

Review of Audited Financial Statements: Management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. The Audit Committee reviews the Company’s financial statements on a quarterly and annual basis, and in this connection discusses the Company’s financial statements with management and the independent auditor. The Audit Committee has reviewed the Company’s audited financial statements for fiscal 2003 and discussed them with management.

Review and Discussions with Independent Auditors: The Company’s independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the consolidated financial statements of the Company, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. Deloitte & Touche LLP also is responsible for performing a review of the Company’s quarterly financial results, which are published in the Company’s earnings releases and Forms 10-Q.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditor’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting. The Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP their independence.

Conclusion: Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that its audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee

Victor De Marines, Chairman

Kenneth Minihan

Larry Myers

Howard Safir

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

PROPOSAL NO. 1

Election of Directors

It is the intention of the Board of Directors to nominate at the Annual Meeting each of the individuals named below for election as the Board of Directors of the Company until the next Annual Meeting of Stockholders and the election of their qualified successors, or their earlier resignation or removal. In the event that any of such nominees should become unwilling or unable to stand for election at the Annual Meeting for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee or nominees as the Board of Directors may designate.

Kobi Alexander Paul Baker Dan Bodner Victor De Marines David Kreinberg	David Ledwell Kenneth Minihan Larry Myers Igal Nissim	Harris Oliner Paul Robinson Howard Safir William Sorin

The election of directors will be made by plurality of votes cast at the Annual Meeting, with the thirteen nominees receiving the greatest number of votes being elected. The Board of Directors recommends the election at the Annual Meeting of the thirteen individuals named above.

PROPOSAL NO. 2

Adoption of the 2004 Stock Incentive Compensation Plan

Introduction

The Board of Directors has approved the 2004 Stock Incentive Compensation Plan (the “Incentive Plan”) and has recommended that the Incentive Plan be submitted to the stockholders for adoption at the Annual Meeting. The purposes of the Incentive Plan are to attract, retain and motivate directors, employees and consultants, to align their respective interests with stockholders’ interests through equity-based compensation and to permit the granting of awards that are intended to constitute performance-based compensation for certain executive officers under Section 162(m) of the Code. Stockholder approval of the Incentive Plan is required by the NASDAQ, where our stock is listed, and is necessary to ensure that the Company is not limited in deducting for income tax purposes certain “performance-based compensation,” and is also necessary in order to be able to grant our employees incentive stock options.

As of January 31, 2004, the Company had 314,771 shares of Common Stock available to it for issuance under the Company’s existing Stock Incentive Compensation Plan, and 77,996 as of May 24, 2004. No Awards have been made under the Incentive Plan, and it is not possible to determine the benefits or amounts that will be received by any particular employee, consultant, non-employee director or group of them in the future.

Adoption of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy, and entitled to vote, at the Annual Meeting. The Board of Directors recommends a vote for the adoption of this proposal.

Summary of the Incentive Plan

The following summary describes the material terms of the Incentive Plan but is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Exhibit B to this Proxy Statement. Capitalized terms not otherwise defined in this summary have the meanings given to them in the text of the Incentive Plan.

Administration. The Incentive Plan will be administered by the Stock Option Committee or the Board of Directors (hereinafter referred to as the “Committee”). The Committee has the authority to determine the recipients of Awards (as defined below), the timing of Awards and the type, size and terms of each Award, subject to certain limitations contained in the Incentive Plan. It also has the authority to construe, interpret and implement the Incentive Plan, including adopting rules thereunder.

Shares Available Under the Incentive Plan. The total number of shares of Common Stock available for Awards under the Incentive Plan is 3,000,000 shares. These shares may consist of authorized and unissued shares or treasury shares. In addition, the total number of shares of Common Stock available for Awards under the Incentive Plan shall be increased by any shares of Common Stock (up to a maximum of 1,000,000 shares) that are represented by awards under the Company’s existing Stock Incentive Compensation Plan that are forfeited, expire or are cancelled without delivery of the shares or which result in forfeiture of the shares back to the Company on or after July 28, 2004. The maximum number of shares of Common Stock subject to all Awards that may be awarded to any participant in the Incentive Plan may not exceed 1,000,000 during any calendar year (the “Individual Limit”). These amounts may be adjusted upon changes in the capitalization of the Company. In addition, if any shares subject to an Award are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, will again be available for Awards under the Incentive Plan. Lastly, any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company do not (i) reduce the shares available for Awards under the Incentive Plan or (ii) count against the Individual Limit.

Eligibility. Employees or consultants of the Company or any of its subsidiaries or affiliates and non-employee directors of the Company selected by the Committee are eligible to receive Awards under the Incentive Plan (each, a “Plan Participant”). As of the date of this Proxy Statement, the Company estimates that it has approximately 1,000 employees, consultants and non-employee directors.

Awards Under the Incentive Plan. The Incentive Plan provides, in general, for grants of incentive stock options described in Code Section 422 (“ISOs”), options to acquire Common Stock that do not qualify as ISOs (“Nonqualified Options”, and, together with ISOs, “Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”) and deferred stock (“Deferred Stock”) (each of the foregoing grants, an “Award”). Awards may be granted alone or in tandem, and on such terms and conditions as the Committee determines, subject to certain limitations contained in the Incentive Plan.

Options and SARs. An Option Award is the right to purchase a specified number of shares of Common Stock, Deferred Stock or Restricted Stock (as selected by the Committee) from the Company for a specified time period at a fixed price. The option agreement will specify when an Option may be exercised and conditions applicable to it. The exercise price of each Option will be determined by the Committee, but the exercise price of an ISO must not be less than the Fair Market Value (as defined in the Incentive Plan) of a share of Common Stock on the grant date. The exercise price of an ISO granted to a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary (“Ten Percent Stockholder”) must not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant. If granted expressly in lieu of cash compensation, the exercise price of a Non-Qualified Option may be set at a discount of not more than 15% of Fair Market Value on the grant date.

Except as provided in an Option agreement, the option price of the shares of Common Stock upon the exercise of an Option is to be paid in full at the time of the exercise, in cash, in shares of Common Stock valued at Fair Market Value on the date of exercise or a combination of cash and such shares of Common Stock, or through a cashless exercise method; provided, however, that shares used for payment must be shares of Common Stock held by the optionee for more than six months. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock. In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Incentive Plan.

A SAR Award is the right to receive a payment in cash, Common Stock, Restricted Stock or Deferred Stock (as selected by the Committee) equal to the increase in the Fair Market Value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise. A SAR may be granted in tandem with an Option (“Tandem SAR”) or separately (“Freestanding SAR”). A Tandem SAR may be granted at the time of the Option grant or at any time during the Option term, and will be exercisable to the extent that the related Option is exercisable. Upon exercise of a SAR, a Plan Participant will receive an amount equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the exercise date over the SARs base price, which will be (i) the related Option price, in case of a Tandem SAR, and (ii) as determined by the Committee (but not less than 85% of the Fair Market Value of the Common Stock on the grant date) in the case of a Freestanding SAR.

The term of an Option or a SAR may not be greater than 10 years, except that the term of an ISO granted to a Ten Percent Stockholder may not be greater than five years. No SAR can be exercised within the first six months of its grant. If a Plan Participant’s service with the Company or its affiliates terminates by reason of death or disability, all unexercised Options and SARs held by him or her become immediately exercisable, unless otherwise specified in the Award agreement. If a Plan Participant’s service with the Company or its affiliates terminates for any other reason, all unexercised Options and SARs held by him or her terminate on the date specified in the Award agreement or, if none is specified, 90 days after such termination of service, except that all unexercised Options and SARs held by a non-employee director terminate on the date specified in the Award agreement, or, if none is specified, three years after such termination of service. However, the Committee may extend the period during which a Plan Participant may exercise an Option or SAR for not more than three years after termination of his or her service with the Company or its affiliates.

Deferred Stock and Restricted Stock. Deferred Stock Awards are agreements by the Company to deliver a specified number of shares of Common Stock at the end of a specified deferral period. Dividends declared during the deferral period with respect to shares covered by a Deferred Stock Award may or may not be paid, deferred or reinvested as determined by the Committee and specified in the Deferred Stock agreement. The deferral period, which is determined by the Committee, shall provide a three-year minimum period before a deferred stock award shall be fully delivered. The Committee may condition the grant of Deferred Stock Awards or the expiration of the deferral period upon the holder’s achievement of specified performance goals. The Committee may accelerate the delivery of Deferred Stock Awards or waive the deferral limitations on such Awards in certain circumstances including, among others, a holder’s death, disability or a Change in Control.

Restricted Stock Awards are grants of shares of Common Stock that are subject to forfeiture upon the happening of specified events. Restricted Stock Awards will be evidenced by Restricted Stock agreements. Unless otherwise determined by the Committee, during the restriction period the holder will have the right to receive dividends from and vote the shares of Restricted Stock. The restriction period, which is determined by the Committee, shall provide a three-year minimum period before a restricted stock award shall fully vest. The Committee may condition the grant of Restricted Stock Awards or the expiration of the restriction period upon the holder’s achievement of specified performance goals. The Committee also may modify or accelerate the vesting and delivery of shares of Restricted Stock in certain circumstances including, among others, a holder’s death, disability or a Change in Control.

Performance Based Awards. The Committee may condition the grant of any Award or the lapse of any Deferral or Restriction Period (or any combination thereof) upon the holder’s achievement of a “performance goal” that is established by the Committee before the grant of the Award. For this purpose, a “Performance Goal” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based upon: (i) the price of Common Stock; (ii) the market share of the Company, its subsidiaries or affiliates (or any business unit thereof); (iii) sales by the Company, its subsidiaries or affiliates (or any business unit thereof); (iv) earnings per share of Common Stock; (v) pre-tax or net income of the Company, its subsidiaries or affiliates (or any business unit thereof); (vi) net revenue, operating income, or cash flow of the Company, its subsidiaries, or affiliates (or any business unit thereof); (vii) return on assets, investments or stockholder equity of the Company; or (viii) costs of the Company, its subsidiaries or affiliates (or any business unit thereof). An Award that is subject to the achievement of a Performance Goal is, for the purposes of the Incentive Plan, referred to as a “Performance Based Award.” The Committee has discretion to determine the specific targets with respect to each of these categories of Performance Goals. Before granting an Award or permitting the lapse of any Deferral or Restriction Period, the Committee must certify that an individual has satisfied the applicable Performance Goal. In its discretion, the Committee may reduce the amount available to vest, become exercisable or be delivered or paid under any Performance Based Award based on factors it determines appropriate.

In general, payments under Performance Based Awards are intended to constitute qualified performance-based compensation which, if received by an employee (a “Section 162(m) Covered Employee”) covered by Section 162(m) of the Code (“Section 162(m)”) (generally, the Company’s Chief Executive Officer and four other highest paid executive officers), would be excluded from the Section 162(m) limit on deductibility.

Transferability. In general, Awards may not be pledged, assigned or transferred for any reason during the holder’s lifetime. The Committee may grant Awards (except ISOs) that are transferable by the holder during his lifetime, provided that the transferee of the holder is subject to the provisions of the agreement between the Company and the holder.

Adjustment upon a Change in Control. Upon the occurrence of any “change in control” of the Company (as defined in the Incentive Plan), other than a “hostile change in control” (as defined in the Incentive Plan), the Committee may elect to provide that all outstanding Options and SARs will immediately vest and become exercisable, each Deferral Period and Restriction Period will immediately lapse or all shares of Deferred Stock subject to outstanding Awards will be issued and delivered to holders. In the event of a “hostile change in control,” each of the foregoing actions would occur automatically upon such change in control. Before any change in control, the Committee may, without the consent of any holder of an Option or SAR, (i) require the entity effecting a change in control to assume all outstanding Options and SAR or substitute equivalent options and stock appreciation rights, or (ii) terminate and cancel all outstanding Options and SARs upon the change in control. In connection with termination and cancellation of outstanding Options and SARs upon a change in control, the Committee may cause the payment to each holder of Options and SARs a cash amount calculated in accordance with the Incentive Plan.

Adjustments Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a regular cash dividend, the Board may make appropriate adjustment in the number and kind of shares authorized by the Plan, the Individual Limit, and any adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock will be issued as a result of such adjustment, and the Committee may determine to pay the Fair Market Value of any fractional shares resulting from such adjustments in cash.

Tax Withholding. In connection with the transfer of shares of Common Stock as a result of the exercise or vesting of an Award or upon any other event that would subject the holder of the Award to taxation, the Company will have the right (a) (1) to require the holder to pay an amount in cash or (2) to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover the minimum amount of any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer (“Withholding Tax”), and (b) to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the holder.

Effective Date, Termination and Amendment. The Incentive Plan will become effective upon approval by the stockholders of the Company and will remain in effect until the earlier of July 27, 2014 or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval which shall (i) increase (with certain exceptions) the number of shares available for issuance under the Incentive Plan, (ii) reduce the exercise price of outstanding Options or SARs or cancel or amend outstanding Options or SARs for the purpose of repricing, replacing, or regranting such Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; (iii) increase the Individual Limit (with certain exceptions), (iv) change the class of individuals eligible to receive an Award, or (v) materially change the provision of the Incentive Plan setting forth the types of amendments requiring stockholders approval.

Certain Federal Income Tax Consequences

Set forth below is a general summary of certain of the principal federal income tax consequences to Plan Participants and the Company of Awards under the Incentive Plan. The following discussion is general in nature and is not intended to be a complete analysis of all potential tax consequences to Plan Participants or the Company of such Awards. This discussion is based on the Code as currently in effect.

Options. The grant of a Nonqualified Option will not result in the recognition of taxable income by the Plan Participant or a deduction to the Company. Ordinary income generally will be recognized by Plan Participants at the time the Nonqualified Option is exercised. The amount of such income generally will be equal to the excess of the fair market value of the shares on the exercise date over the exercise price. The Company will generally be entitled to a deduction at the same time and in the same amount as the Plan Participant recognizes ordinary income in connection with the exercise of a Nonqualified Option (subject to the satisfaction of Section 162(m) of the Code, in the case of Options subject thereto, and Section 280G of the Code). Gain or loss upon a subsequent sale of any Common Stock received upon the exercise of a Nonqualified Option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the Common Stock sold).

ISOs are intended to be incentive stock options under the Code. Upon the grant or exercise of an incentive stock option complying with the Code, the Plan Participant does not realize income and the Company is not entitled to any deduction. However, the excess of the fair market value of the Common Stock as of the exercise date over the exercise price will constitute an adjustment to the Plan Participant’s taxable income for purposes of the alternative minimum tax. If the shares of Common Stock are not disposed of within the one-year period beginning on the Option exercise date, or within the two-year period beginning on the Option grant date, any profit realized by the Plan Participant upon such disposition will be taxed as capital gain and the Company will receive no deduction. If the shares of Common Stock are disposed of within the one-year period from the date of Option exercise or within the two-year period from the Option grant date, the excess of the fair market value of the shares on the exercise date or generally, if less, the fair market value on the disposition date, over the exercise price will be taxable as ordinary income of the Plan Participant at the disposition date, and the Company will be generally entitled to a corresponding deduction (subject to the satisfaction of Section 162(m) of the Code, in the case of Options subject thereto, and Section 280G of the Code).

If a Section 162(m) Covered Employee’s taxable compensation from the Company in any year (including compensation related to Options) exceeds $1,000,000, such compensation in excess of $1,000,000 may not be tax-deductible by the Company under Section 162(m). Section 162(m) Covered Employees are determined at the end of the Company’s taxable year. Excluded from the calculation of taxable compensation for this purpose is compensation that is “performance-based” within the meaning of Section 162(m). Compensation realized upon the exercise of an Option granted under the Incentive Plan with an exercise price of not less than Fair Market Value on the grant date is intended to qualify as “performance-based” under Section 162(m) so that such compensation may be deductible without regard to the limits of Section 162(m).

If an Option is exercised through the use of Common Stock previously owned by the employee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired by the exercise of an ISO or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an ISO, such use would constitute a disqualifying disposition of such previously owned shares which may result in the recognition of ordinary income in the amount described above. If an otherwise qualifying ISO first becomes exercisable in any one year for shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess shares will be treated as a Nonqualified Option.

Stock Appreciation Rights. No income will be recognized by a Plan Participant who is awarded an SAR until cash, Restricted Stock or Deferred Stock representing the amount of the appreciation are transferred to the Plan Participant pursuant to exercise of the SAR. If the settlement or vesting of Common Stock transferred upon exercise is deferred following the date of exercise, income recognition will generally be deferred until the date of vesting. The amount of income will equal the amount of cash or fair market value of Common Stock delivered to the Plan Participant and will be ordinary income. The Company will generally be entitled to a deduction at the same time and in the same amount (subject to the satisfaction of Section 162(m) of the Code, in the case of SARs subject thereto, and Section 280G of the Code). Compensation realized upon the exercise of an SAR granted under the Incentive Plan with an exercise price or base price, as the case may be, of not less than Fair Market Value on the grant date is intended to qualify as “performance based” under Section 162(m) so that compensation may be deductible without regard to the limits of Section 162(m).

Restricted Stock and Deferred Stock. A Plan Participant who is awarded Restricted Stock or Deferred Stock will not be taxed at the time of grant unless, in the case of Restricted Stock, the Plan Participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Code, as discussed below. Upon lapse of the restrictions on transferability applicable to the Restricted Stock or upon the expiration of the deferral period applicable to Deferred Stock, the Plan Participant will recognize ordinary income on the then fair market value of the Restricted Stock or Deferred Stock and a corresponding deduction will generally be allowable to the Company (subject to the satisfaction of an exclusion from Section 162(m) limit in the case of Restricted Stock or Deferred Stock held by Section 162(m) Covered Employees and to Section 280G of the Code). In such case, the Plan Participant’s basis in the Common Stock will be equal to the ordinary income so recognized. Upon subsequent disposition of such Common Stock, the Plan Participant will realize long-term or short-term capital gain or loss.

Pursuant to Section 83(b) of the Code, the Plan Participant may elect (a “Section 83(b) Election”) within 30 days of the grant of Restricted Stock to recognize ordinary income in an amount equal to the fair market value of the Restricted Stock at the time of grant (determined without regard to any restrictions which may lapse). In that case, the Plan Participant will acquire a tax basis in such Common Stock equal to the ordinary income recognized by the Plan Participant on the grant date. No tax will be payable upon lapse or release of the restrictions or at the time the Restricted Stock first becomes transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of Restricted Stock with respect to which a Plan Participant previously made a Section 83(b) Election, the Plan Participant will not be entitled to a loss deduction.

PROPOSAL NO. 3

Ratification of Engagement of Independent Auditors

Stockholders will be requested at the Annual Meeting to ratify the engagement of Deloitte & Touche LLP to serve as independent auditors of the Company for the year ending January 31, 2005. Deloitte & Touche LLP has served as the Company’s auditors since 1994. A representative of the firm is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions. The Board of Directors recommends a vote for the adoption of the proposal.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s consolidated annual financial statements for the years ended January 31, 2004 and January 31, 2003, and fees billed for other permissible services provided by Deloitte & Touche LLP during each of these periods.

	Years Ended January 31,
	2003	2004
Audit Fees (1)	$828,000	$445,000
Audit-Related Fees (2)	$18,000	$18,000
Tax Fees (3)	$46,000	$34,000
All Other Fees (4)	$32,000	$4,000

Total	$924,000	$501,000

(1)	Audit fees consisted primarily of audit and review work performed in connection with the Company’s consolidated annual and quarterly financial statements, as well as work generally that only the independent auditors can reasonably be expected to provide in connection with statutory and regulatory filings or engagements. Audit fees include fees of $535,000 and $120,000 for the years ended January 31, 2003 and 2004, respectively, in connection with the Company’s public offering in each of those years.
(2)	Audit-related fees consisted primarily of assurance and related services that traditionally are performed by the independent auditor, including due diligence related to mergers and acquisitions.
(3)	Tax fees included payments for tax-related services provided to the Company with respect to its domestic and international operations, including for preparation and review of tax returns. The Audit Committee has concluded that provision of these services by the Company’s independent auditor is compatible with maintenance of its independence.
(4)	The aggregate fees billed by the Company’s independent auditor, other than for audit, audit-related or tax fees. The Audit Committee has concluded that provision of these services by the Company’s independent auditor is compatible with maintenance of its independence.

The Audit Committee has adopted a policy requiring prior approval of all services rendered by the Company’s independent auditor that are disclosed in the above-referenced table—that is, all fees paid or payable for each audit, audit-related, tax and all other services. The Audit Committee will not approve any non-audit service deemed impermissible under the Sarbanes-Oxley Act of 2002 and/or any applicable SEC or PCAOB rule, regulation or interpretation. Under the policy, pre-approval is generally provided for each service for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. Detailed back-up documentation must be provided to the Audit Committee by each of the independent auditor and senior management before pre-approval will be given by the Audit Committee. The Audit Committee requires the independent auditor and senior management each to report actual fees versus the budget periodically throughout the year by category of service (i.e., audit, audit-related, tax and all other, with detail on each service falling within each category). If circumstances arise during the year that make it necessary to engage the independent auditor for additional services not contemplated in the original pre-approved categories, the Audit Committee requires specific pre-approval supported by detailed back-up documentation. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AVAILABILITY OF FORM 10-K

The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K for the fiscal year ended January 31, 2004, as filed with the Securities and Exchange Commission. Such requests should be addressed to Verint Systems Inc., 330 South Service Road, Melville, New York 11747, Attention: Investor Relations.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

The Company currently expects to hold its next Annual Meeting of Stockholders on or about June 15, 2005. Any stockholder who wishes to make a proposal for consideration at that meeting and wishes to have that proposal included in the proxy statement for the meeting must submit the proposal to the Secretary of the Company no later than January 31, 2005. Such a proposal will be included in next year’s proxy statement to the extent required by the regulations of the Securities and Exchange Commission. A stockholder who wishes to make a proposal at the 2005 Annual Meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must give notice of the proposal to the Secretary of the Company no earlier than February 3, 2005 and no later than March 17, 2005 in order for the notice to be considered timely under Rule 14a-4(c) of the Securities and Exchange Commission.

Stockholders who wish to recommend individuals as nominees for director for consideration by the Board of Directors may do so by submitting a written recommendation to the Secretary of the Company. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and board memberships (if any), for the Board to consider. The submission must be accompanied by a written consent by the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. Recommendations received no earlier than February 3, 2005 and no later than March 17, 2005 will be considered for nomination at the 2005 Annual Meeting of Stockholders.

OTHER BUSINESS

The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies that have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.

By Order of the Board of Directors,

Dan Bodner Chief Executive Officer and President

Melville, New York

May 25, 2004

EXHIBIT A

VERINT SYSTEMS INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

The Audit Committee (the “Committee”) shall (i) assist the Board of Directors (the “Board” or the “Board of Directors”) in fulfilling its responsibility to oversee management in (A) the conduct of the Company’s financial reporting process, including by overseeing the integrity of the financial statements and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, (B) the Company’s compliance with legal and regulatory requirements related to the functions of the Committee, (C) independent auditors’ qualifications and independence, (D) the performance of the Company’s internal audit function, if applicable, and its independent auditors and its systems of internal accounting and financial controls and (E) the Company’s code of business conduct and ethics as established by the Board and (ii) prepare the Committee report required to be included in the Company’s annual proxy statement.

In discharging its oversight role, the Committee is authorized: (i) to investigate any matter that the Committee deems appropriate, with access to all books, records, facilities and personnel of the Company; and (ii) to retain independent counsel, auditors or other experts, with adequate funding provided by the Company.

II. COMMITTEE MEMBERSHIP

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the applicable rules of the Securities and Exchange Commission (“SEC”), under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules of the NasdaqNational Market.

All members of the Committee must be familiar with basic finance and accounting practices and be able to read and understand fundamental financial statements. In addition, at least one member shall comply with the requirements of Regulation S-K 401(h) as an “audit committee financial expert”.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Any member may be removed, with or without cause, by the Board of Directors at any time.

The Board of Directors may appoint one member to be the Chairman. If the Board fails to appoint a Chairman, the members of the Committee shall elect a Chairman by majority vote of all members. The Chairman will chair all regular sessions of the Committee and set the agenda for Committee meetings.

III. COMMITTEE MEETINGS

The Committee shall meet at least quarterly, or more frequently as it deems appropriate and as circumstances dictate. Any member of the Committee may call a special meeting of the Committee. Meetings of the Committee may be held telephonically.

The Committee shall periodically meet with each of management (including the Chief Financial Officer) and the independent auditors (including the audit engagement partner) in separate executive sessions to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee expects to meet with the independent auditors and management quarterly to review the company’s financial statements.

In addition, the Committee may invite to its meetings any director, member of management of the company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV. KEY RESPONSIBILITIES

The Committee’s primary responsibility is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. The Committee also recognizes that financial management, as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work. The Committee shall also carry out any other responsibilities assigned to it by the Board of Directors from time to time.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

The following responsibilities are set forth as a guide with the understanding that the Committee may diverge as appropriate given the circumstances. The Committee is authorized to carry out these and such other responsibilities assigned by the Board from time to time, and take any actions reasonably related to the mandate of this Charter.

In fulfilling its responsibilities, the Committee shall:

Independent Auditors

1. Have the direct responsibility for the appointment, termination, evaluation, compensation and oversight of the work of the independent auditors. The independent auditor is ultimately accountable to the Board of Directors and the Committee as representatives of the Company’s stockholders.

2. Have independent auditors report directly to the Committee, and the Committee’s responsibility includes the resolution of disagreements between management and the independent auditor regarding financial reporting.

3. Review and approve in advance any audit or permitted non-audit services (including the fees and terms thereof) to be provided to the Company by the independent auditors. The Committee may adopt pre-approval procedures that delegate to one or more designated Committee members the authority to grant pre-approvals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings.

4. Obtain and review a report by the independent auditors describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company.

5. On an annual basis review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1 (as modified or supplemented), actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

6. Review and discuss quarterly reports from the independent auditors on: (i) all critical accounting policies and practices to be used; (ii) any significant changes in Company accounting policies; (iii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iv) any accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports; and (v) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

7. Review and evaluate, at least annually, the qualifications, performance and independence of the independent auditors and report on its conclusions to the Board. In conducting its review and evaluation, the Committee should:

(a) Determine whether the lead audit partner (having primary responsibility for the audit) or the audit partner responsible for reviewing the audit is required to rotate in compliance with the Sarbanes-Oxley Act and Section 10A of the Securities Exchange Act of 1934, as amended.

(b) Take into account the opinions of management.

(c) Consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the firm of independent auditors.

8. Establish hiring policies for the Company in respect of employees and former employees of the independent auditors.

Financial Reporting Process

9. Consider and review with the independent auditors and management: (i) the adequacy of the Company’s disclosure controls and procedures and internal controls, including computerized information system disclosure controls and procedures and security; (ii) all changes in the Company’s internal control over financial reporting which could materially affect the Company’s ability to record, process, summarize and report financial data; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and (iv) the related findings and recommendations of the independent auditors together with management’s responses. Without excluding other possibilities, the Committee may wish to review with the independent auditors (i) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company or any other material written communications between the accounting firm and management, such as any management letter or schedule of “unadjusted differences.”

10. Consider and review with the independent auditors: (i) significant findings during the year, including the status of previous audit recommendations; (ii) any audit problems or difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; (iii) any changes required in the planned scope of the audit plan; (iv) the audit budget and staffing; and (v) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

11. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company. Inquire as to independent auditor’s view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business.

12. Review with management and the independent auditors significant risks or exposures to the Company’s business and asses the steps management has taken to minimize such risks. Discuss with management and the independent auditors the Company’s underlying policies and guidelines with respect to risk assessment and risk management.

Review of Reports and Earnings Press Releases

13. Prior to public release, review with management and the independent auditors the Company’s annual and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards Nos. 61, 90 and 100. With respect to the Company’s annual financial statements, make a recommendation that such financial statements be included in the Company’s Annual Report on Form 10-K.

14. Review and discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be generally of disclosure and reporting policies. The Committee need not discuss in advance each earnings press release or each instance in which the Company may provide earnings guidance.

Legal Compliance

15. Review periodically with the Company’s general counsel legal and regulatory matters that may have a material impact on the Company’s financial statements.

16. Review any issues that arise under the Company’s code of business conduct and ethics, including having the authority to approve or deny any waivers requested thereunder.

17. Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

General

18. Review and approve in advance all related-party transactions (as defined in the relevant NASDAQ requirements) other than executive compensation decisions approved by the Compensation Committee or decisions relating to the compensation of directors or Board committee members approved by the Board of Directors.

19. Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

20. Report regularly to the Board of Directors following each meeting, which reports shall include any issues that arise with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and independence of the company’s independent auditors or the performance of the internal audit function and with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities. The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

21. Maintain minutes or other records of meetings and activities of the Committee.

Annual Self-Evaluation

22. Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with the Charter of the Committee. In addition, the Committee shall annually review and reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable.

EXHIBIT B

VERINT SYSTEMS INC.

2004 STOCK INCENTIVE COMPENSATION PLAN

1. Purposes of the Plan.

The purposes of the Plan are to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Directors, Employees and Consultants, to align their respective interests with stockholders’ interests through equity-based compensation and to permit the granting of awards that is intended to constitute performance-based compensation for certain executive officers under Section 162(m) of the Code.

2. Definitions.

2.1 “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2 “Award” means an award of Deferred Stock, Restricted Stock, Options or SARs under the Plan.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means (i) the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) any person (as such term is defined in Section 13(d) of the 1934 Act), corporation or other entity other than the Company shall make a tender offer or exchange offer to acquire any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that (a) at least a portion of such securities sought pursuant to the offer in question is acquired and (b) after consummation of such offer, the person, corporation or other entity in question is the “beneficial owner” (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the outstanding shares of Common Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock); (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iv) the occurrence of any other event the Committee determines shall constitute a “Change in Control” hereunder.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the Board or the committee designated by the Board to administer the Plan under Section 4.

2.7 “Common Stock” means the common stock of the Company, par value $.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 10.

2.8 “Company” means Verint Systems Inc., a Delaware corporation, or any successor corporation.

2.9 “Consultant” means any person (other than an Employee or a Director) who is engaged by the Company, a Subsidiary or an Affiliate to render consulting or advisory services to the Company or such Subsidiary or Affiliate.

2.10 “Continuous Service” means that the provision of services to the Company or a Subsidiary or Affiliate in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Subsidiary or Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under applicable labor laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiary or Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary or Affiliate in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

2.11 “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 6 of the Plan will be deferred.

2.12 “Deferred Stock” means an Award made under Section 6 of the Plan to receive Common Stock at the end of a specified Deferral Period.

2.13 “Director” means each member of the Board who is not an Employee, who does not receive compensation from the Company or any Subsidiary in any capacity other than as a Director and whose membership on the Board is not attributable to any contract between the Company and such Director or any other entity with which such Director is affiliated.

2.14 “Employee” means an officer or other employee of the Company, a Subsidiary or an Affiliate, including a director who is such an employee.

2.15 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Common Stock of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

2.16 “Holder” means an individual to whom an Award is made.

2.17 “Hostile Change in Control” means any Change in Control described in Section 2.4(ii) that is not approved or recommended by the Board.

2.18 “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

2.19 “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.20 “Non-Employee Director” means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act, or any successor definition adopted by the Securities and Exchange Commission.

2.21 “Non-Qualified Option” means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

2.22 “Option” means any stock option granted from time to time under Section 8 of the Plan.

2.23 “Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.24 “Plan” means the Verint Systems Inc. 2004 Stock Incentive Compensation Plan herein set forth, as amended from time to time.

2.25 “Restricted Stock” means Common Stock awarded under Section 7 of the Plan.

2.26 “Restriction Period” means the period during which Restricted Stock awarded under Section 7 of the Plan is subject to forfeiture.

2.27 “Retirement” means retirement from Continuous Service pursuant to the relevant provisions of the applicable pension plan of the applicable entity or as otherwise determined by the Committee.

2.28 “SAR” means a stock appreciation right awarded under Section 9 of the Plan.

2.29 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.30 “Ten Percent Stockholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3. Eligibility.

Any Director, Employee or Consultant is eligible to receive an Award.

4. Administration and Implementation of Plan.

4.1 The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees and Consultants to whom Awards will be granted, in determining the type and amount of Awards to be granted to each such Employee or Consultant, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with Holders.

4.2 With respect to grants of Awards to Directors or Employees who are also officers or Directors of the Company, the Plan shall be administered by (a) the Board or (b) a Committee designated by the Board, which Committee shall be composed of Non-Employee Directors and constituted in such a manner as to satisfy the applicable laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the 1934 Act in accordance with Rule 16b-3.

4.3 Grants of Awards to any “covered employee” within the meaning of Section 162(m)(3) of the Code and intended to qualify as performance-based compensation under Section 162(m) of the Code shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Outside Directors.

4.4 The Committee’s powers shall include, but not be limited to: determining whether, to what extent and under what circumstances an Option may be exchanged for cash, Common Stock, Restricted Stock, Deferred Stock or some combination thereof; determining whether, to what extent and under what circumstances an Award is made and operates in tandem with other Awards made hereunder; determining whether, to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred, either automatically or at the election of the Holder (including the power to add deemed earnings to any such deferral); and granting Awards (other than Incentive Stock Options) that are transferable by the Holder.

4.5 The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations, as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on all Holders.

4.6 The Committee may condition the grant of any Award or the lapse of any Deferral or Restriction Period (or any combination thereof) upon the Holder’s achievement of a Performance Goal that is established by the Committee before the grant of the Award. For this purpose, a “Performance Goal” shall mean a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based upon: (i) the price of Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) pre-tax or net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (vi) net revenue, operating income, or cash flow of the Company, its Subsidiaries, or Affiliates (or any business unit thereof), (vii) return on assets, investments or stockholder equity of the Company, or (viii) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof). An Award that is subject to the achievement of a Performance Goal shall, for the purposes of the Plan, be referred to as a “Performance Based Award.” The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals. Before granting an Award or permitting the lapse of any Deferral or Restriction Period subject to this Section, the Committee shall certify that an individual has satisfied the applicable Performance Goal. In its discretion, the Committee may reduce the amount available to vest, become exercisable or be delivered or paid under any Performance Based Award based on factors it determines appropriate.

5. Shares of Stock Subject to the Plan.

5.1 Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for Awards under the Plan (including Incentive Stock Options) shall be 3,000,000 shares. In addition, the total number of shares of Common Stock available for Awards under the Plan (including Incentive Stock Options) shall be increased by any shares of Common Stock (up to a maximum of 1,000,000 shares) that are represented by awards under the Company’s Stock Incentive Compensation Plan that are forfeited, expire or are cancelled without delivery of the shares or which result in forfeiture of the shares back to the Company on or after July 28, 2004.

5.2 The maximum number of shares of Common Stock subject to all Awards that may be awarded to any Director, Employee, or Consultant shall not exceed 1,000,000 during any calendar year (the “Individual Limit”). Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on shares of Common Stock of any transaction or event described in Section 10.

5.3 Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the shares available for Awards under the Plan, or (ii) be counted against the Individual Limit. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

6. Deferred Stock.

An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period or periods. Such an Award shall be subject to the following terms and conditions.

6.1 Deferred Stock Awards shall be evidenced by Deferred Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

6.2 Upon determination of the number of shares of Deferred Stock to be awarded to a Holder, the Committee shall direct that the same be credited to the Holder’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 6.5 hereof. Prior to issuance and delivery hereunder the Holder shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Holder’s account.

6.3 Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award may or may not be paid to the Holder currently, or may or may not be deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award by the Committee, in its sole discretion, and specified in the Deferred Stock agreement.

6.4 The Committee may condition the grant of an Award of Deferred Stock or the expiration of the Deferral Period upon the Holder’s achievement of one or more Performance Goal(s) specified in the Deferred Stock agreement. If the Employee or Consultant fails to achieve the specified Performance Goal(s), either the Committee shall not grant the Deferred Stock Award to such Employee or Consultant or the Holder shall forfeit the Award and no Common Stock shall be transferred to him pursuant to the Deferred Stock Award. Unless otherwise determined by the Committee at the time of an Award, dividends paid during the Deferral Period on Deferred Stock subject to a Performance Goal shall be reinvested in additional Deferred Stock and the lapse of the Deferral Period for such Deferred Stock shall be subject to the Performance Goal(s) previously established by the Committee. The Deferral Period shall provide a three-year minimum period before a Deferred Stock award shall be fully delivered.

6.5 The Deferred Stock agreement shall specify the duration of the Deferral Period taking into account the cause of the termination of a Holder’s Continuous Service (such as death, disability or Retirement). The Deferral Period may consist of one or more installments. The Deferral Period shall be determined at the discretion of the Committee. At the end of the Deferral Period or any installment thereof (unless the Holder elects a longer period for distribution, if permitted by the Committee) the shares of Deferred Stock applicable to such installment credited to the account of a Holder shall be issued and delivered to the Holder (or, where appropriate, the Holder’s legal representative) in accordance with the terms of the Deferred Stock agreement. The Committee may, in its sole discretion, accelerate the delivery of all or any part of a Deferred Stock Award or waive the deferral limitations for all or any part of a Deferred Stock Award in certain circumstances including, among others, a Holder’s death, disability or a Change in Control.

7. Restricted Stock.

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Employee or Consultant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

7.1 Restricted Stock shall be evidenced by Restricted Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

7.2 Upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

7.3 Unless otherwise determined by the Committee at the time of an Award, during the Restriction Period the Holder shall have the right to receive dividends from and to vote the shares of Restricted Stock.

7.4 The Committee may condition the grant of an Award of Restricted Stock or the expiration of the Restriction Period upon the Employee or Consultant’s achievement of one or more Performance Goal(s) specified in the Restricted Stock agreement. If the Employee or Consultant fails to achieve the specified Performance Goal(s), either the Committee shall not grant the Restricted Stock to such Employee or Consultant or the Holder shall forfeit the Award of Restricted Stock and the Common Stock shall be forfeited to the Company. The Restriction Period shall provide a three-year minimum period before a Restricted Stock award shall fully vest.

7.5 The Restricted Stock agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including the termination of a Holder’s Continuous Service whether due to death, disability, Retirement or other cause) under which the Restricted Stock may be forfeited to the Company. The Restriction Period shall be determined at the discretion of the Committee. At the end of the Restriction Period (unless the Holder elects a longer period for distribution, if permitted by the Committee) the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock in certain circumstances including, among others, a Holder’s death, disability or a Change in Control.

8. Options.

Options give an Employee, Consultant or Director the right to purchase a specified number of shares of Common Stock, Deferred Stock or Restricted Stock (as selected by the Committee) from the Company for a specified time period at a fixed price. Options granted to Employees may be either Incentive Stock Options or Non-Qualified Options. Option granted to Directors and Consultants shall be Non-Qualified Options. The grant of Options shall be subject to the following terms and conditions:

8.1 Options shall be evidenced by Option agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.

8.2 The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but, in the case of grants of Incentive Stock Options, shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Stockholder, the option price per share shall not be less than 110% of the Fair Market

Value of a share of Common Stock on the date of grant. The option price per share for Non-Qualified Options may be less than the Fair Market Value of a share of Common Stock on the date of grant only if granted expressly in lieu of cash compensation, and the option price may be set at a discount of not more than a 15% from the Fair Market Value of a share of Common Stock on the date of grant.

8.3 The Option agreements shall specify when an Option may be exercised and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder).

8.4 Each provision of the Plan and each Option agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Option agreement thereof that cannot be so construed shall be disregarded. Incentive Stock Options may not be granted to employees of Affiliates.

8.5 No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Upon the death of a Holder, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section 8. Notwithstanding the foregoing, the Holder may designate a beneficiary of the Holder’s Incentive Stock Option in the event of the Holder’s death on a beneficiary designation form if such a form is provided by the Committee.

8.6 Except as provided in an Option agreement, the option price of the shares of Common Stock upon the exercise of an Option shall be paid in full at the time of the exercise in cash, in shares of Common Stock valued at Fair Market Value on the date of exercise or a combination of cash and such shares of Common Stock, or through a cashless exercise method; provided, however that shares used for payment must be shares of Common Stock held by the Holder for a period of more than six (6) months. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised, as determined by the Committee). In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

8.7 With the Holder’s consent, the Committee may amend any outstanding Option to deliver shares of Deferred Stock or Restricted Stock instead of Common Stock.

8.8 If a Holder’s Continuous Service terminates by reason of death, any unexercised Option granted to the Holder shall become immediately exercisable and may thereafter be exercised by the Holder’s transferee or legal representative, until one (1) year after such termination of Continuous Service.

8.9 Except as provided in an Option agreement, if a Holder’s Continuous Service terminates by reason of disability (as determined by the Committee), any unexercised Option granted to the Holder shall become immediately exercisable and may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), until the earlier of the date specified in the applicable Option Agreement or 90 days after such termination of Continuous Service.

8.10 If a Holder’s Continuous Service terminates for any reason other than death or disability, all unexercised Options awarded to the Holder shall terminate on the date specified in the applicable Option agreement or, if none is so specified, 90 days after such termination of Continuous Service, except that if a Director’s Continuous Service terminates for any reason other than death or disability, all unexercised Options awarded to the Holder shall terminate on the date specified in the applicable Option agreement or, if none is so specified, three years after such termination of Continuous Service.

8.11 The Committee or the Board may in their discretion extend the period during which an Option held by a Director, Employee or Consultant may be exercised to such period, not to exceed three years following the termination of a Director’s, Employee’s or Consultant’s Continuous Service, as the Committee or the Board may determine to be appropriate in any particular instance. The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of Options in certain circumstances including, among others, a Holder’s death, disability or a Change in Control.

9. Stock Appreciation Rights.

SARs are rights to receive a payment in cash, Common Stock, Restricted Stock or Deferred Stock (as selected by the Committee) equal to the increase in the Fair Market Value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise. The grant of SARs shall be subject to the following terms and conditions:

9.1 SARs shall be evidenced by SAR agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable. A SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SAR”), or may be granted separately (“Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. In no event shall any SAR be exercisable within the first six months of its grant.

9.2 The base price of a Tandem SAR shall be the option price under the related Option. The base price of a Freestanding SAR shall be not less than 85% of the Fair Market Value of the Common Stock, as determined by the Committee, on the date of grant of the Freestanding SAR.

9.3 A SAR shall entitle the Holder to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Deferred Stock, in shares of Restricted Stock or any combination, as the Committee shall determine. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option pursuant to Section 8. Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

9.4 SARs shall be subject to the same terms and conditions applicable to Options as stated in Sections 8.3, 8.5, 8.7, 8.8, 8.9, 8.10, and 8.11.

10. Adjustments Upon Changes in Capitalization.

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a regular cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan, the Individual Limit set forth in Section 5.2, and any adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Committee may determine to pay the Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section in cash to the Holder.

11. Adjustments Upon a Change in Control.

Except as otherwise provided in an applicable agreement, upon the occurrence of a Change in Control (other than a Hostile Change in Control), the Committee may elect to provide that all outstanding Options and SARs shall immediately vest and become exercisable, each Deferral Period and Restriction Period shall immediately lapse or all shares of Deferred Stock subject to outstanding Awards shall be issued and delivered to the Holder. In the event of a Hostile Change in Control, each of the foregoing actions shall occur automatically upon the occurrence of such Hostile Change in Control. At any time before a Change in Control, the Committee may, without the consent of any Holder of an Option or SAR, (i) require the entity effecting the Change in Control or a parent or subsidiary of such entity to assume each outstanding Option and SAR or substitute an equivalent option or stock appreciation right therefor or (ii) terminate and cancel all outstanding Options and SARs upon the Change in Control. In connection with any such termination and cancellation of outstanding Options and SARs upon a Change in Control, the Committee may cause the payment to the Holder of each such Option or SAR, cash equal to the product of (x) the difference between the Fair Market Value of Common Stock on the date of the Change in Control and the exercise price (or base price) of such Option or SAR and (y) the number of vested (and, at the discretion of the Committee, unvested) shares of Common Stock subject to such Option or SAR. For the purposes of this Section, an Option or SAR shall be considered assumed if, following the closing of the Change in Control transaction, the Option or SAR confers the right to purchase (or determines appreciation), for each share of Common Stock subject to the Option or SAR immediately prior to the closing of such transaction, the consideration (whether stock, cash, or other securities or property) received in such transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in such Change in Control transaction was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each share of Common Stock subject to the Option or SAR, to be solely (or to be based solely on) common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in such transaction.

12. Effective Date, Termination and Amendment.

The Plan shall become effective upon approval of the Plan by the stockholders of the Company and shall remain in full force and effect until the earlier of July 27, 2014 or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval which shall:

12.1 Increase (except as provided in Section 10) the total number of shares available for issuance pursuant to the Plan;

12.2 Reduce the exercise or base prices of outstanding Options or SARs or cancel or amend outstanding Options or SARs for the purpose of repricing, replacing, or regranting such Options or SARs with an exercise price that is less than the exercise or base price of such Options or SARs immediately preceding such cancellation or amendment;

12.3 Increase the Individual Limit (except as provided Section 10);

12.4 Change the class of individuals eligible to receive an Award; or

12.5 Materially change the provisions of this Section 12.

Termination of the Plan pursuant to this Section 12 shall not affect Awards outstanding under the Plan at the time of termination.

13. Transferability.

Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void. The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Holder during such Holder’s lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Holder. The transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder.

14. General Provisions.

14.1 Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Holder any right with respect to Continuous Service, nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the Continuous Service of any Holder at any time.

14.2 In connection with the transfer of shares of Common Stock as a result of the exercise or vesting of an Award or upon any other event that would subject the Holder to taxation, the Company shall have the right (a) (1) to require the Holder to pay an amount in cash or (2) to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover the minimum amount of any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer (“Withholding Tax”), and (b) to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the employee. For purposes of this Section 14.2, the value of shares of Common Stock so retained or surrendered shall be the Fair Market Value on the date that the amount of the Withholding Tax is to be determined (the “Tax Date”), and the value of shares of Common Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Company. Notwithstanding the foregoing, the Holder shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or by requiring the Company to retain or to accept upon delivery thereof shares of Common Stock (other than unvested Restricted Stock) sufficient in value (determined in accordance with the preceding sentence) to cover the amount of such Withholding Tax. Each election by a Holder to have shares retained or to deliver shares for this purpose shall be subject to the following restrictions: (i) the election must be in writing and made on or prior to the Tax Date; and (ii) the election shall be subject to the disapproval of the Committee.

14.3 With respect to Holders subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

14.4 To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of New York and construed accordingly.

VERINT SYSTEMS INC.

330 South Service Road

Melville, New York 11747

Proxy for Annual Meeting of Stockholders on July 27, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VERINT SYSTEMS INC. FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 27, 2004

The undersigned stockholder of VERINT SYSTEMS INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 25, 2004, and Verint’s Annual Report on Form 10-K, and hereby appoints Dan Bodner, Igal Nissim and William Sorin, or any of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of VERINT SYSTEMS INC. to be held on July 27, 2004 at 11:00 a.m., eastern time, at the Hilton Huntington, 598 Broadhollow Road, Melville, New York, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

VERINT SYSTEMS INC.

July 27, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. PROPOSAL NO. 1: ELECTION OF DIRECTORS:

NOMINEES:

FOR ALL NOMINEES O Kobi Alexander

O Paul Baker

WITHHOLD AUTHORITY O Dan Bodner

FOR ALL NOMINEES O Victor De Marines

O David Kreinberg

FOR ALL EXCEPT O David Ledwell

(See instructions below)

O Kenneth Minihan

O Larry Myers

O Igal Nissim

O Harris Oliner

O Paul Robinson

O Howard Safir

O William Sorin

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR AGAINST ABSTAIN

2. PROPOSAL NO. 2: ADOPTION OF THE VERINT SYSTEMS INC. 2004 STOCK INCENTIVE COMPENSATION PLAN:

3. PROPOSAL NO. 3: RATIFICATION OF ENGAGEMENT OF DELOITTE & TOUCHE LLP TO SERVE AS INDEPENDENT AUDITORS OF VERINT SYSTEMS INC. FOR THE FISCAL YEAR ENDING JANUARY 31, 2005:

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees in Proposal No. 1, FOR adoption of the Verint Systems Inc. 2004 Stock Incentive Compensation Plan in Proposal No. 2, and FOR ratification of the engagement of Deloitte & Touche LLP as independent auditors of Verint Systems Inc. for the fiscal year ending January 31, 2005 in Proposal No. 3, and as said proxies deem advisable on such other matters as may properly come before the meeting.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.